                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement                [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
[X] Definitive proxy statement                     by Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                         S/M REAL ESTATE FUND VII, LTD.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing proxy statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


    (1) Title of each class of securities to which transaction applies: Limited Partnership Interests

    (2)  Aggregate number of securities to which transaction applies:  11,080
                                                                     -----------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $8,100.000. Pursuant to Rule 0-11(c)(2), the fee was calculated on the basis of the amount of cash that is estimated to be received by the Registrant from the sales proceeds from the sales of the Registrant's property assuming it is sold for 95% of its appraised value (as of a date within 30 days of the date of the sale contract), which is a condition to the sale of the property.

    (4)  Proposed maximum aggregate value of transaction: $8,100,000

    (5)  Total fee paid: $1,620


[X] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         S/M REAL ESTATE FUND VII, LTD.



                               September 16, 2003


Dear limited partners:


     You are cordially invited to attend a special meeting of the limited partners of S/M Real Estate Fund VII, Ltd. to be held at 10:00 a.m. Dallas, Texas time on October 23, 2003. The special meeting will be held at 2200 Ross Avenue, Suite 2200, Dallas, Texas. Please make an effort to either attend the meeting or return your proxy vote by mail, or vote by the telephone or Internet, so that your vote is received by Georgeson Shareholder Communications, our proxy solicitor, in time to be counted at the special meeting. If you are voting by telephone or Internet, you must cast your vote by October 22, 2003. If you are voting by mail, your proxy must be received by 10:00 a.m. on October 23, 2003.


     At the special meeting, you will be asked to consider and vote upon the following proposals to authorize the:


     - Sale of the partnership's final property, Fifth Avenue Apartments, and amendments of the partnership agreement to disband the Investment Committee and to change the allocation of cash distributions from sales or refinancings among limited partners and general partners; and


     - Subsequent dissolution and liquidation of the partnership.


     Each of the proposals is conditioned on the approval of the other proposal. If either of the two proposals is not approved by the required vote of the limited partners, then neither of the proposals will be given any effect. The general partners reserve the right to postpone proceeding with the proposals. At this time, the partnership has not entered into any agreement for the sale of its property, nor has the property been actively marketed for sale. If the foregoing proposals are approved, the general partners will proceed to market and sell the property as soon as practicable, provided they obtain a gross sales price of at least 95% of the property's appraised value as of a date within 30 days of the date of the sale contract, as reflected in the independent appraisal prepared by Joseph J. Blake and Associates, Inc. (referred to as the approved sales price). Joseph J. Blake and Associates, Inc.'s appraisal of the partnership's interest in the property as of September 1, 2003 is $7,650,000, and we expect the sales price to be between $7.2 million and $8.1 million. However, there can be no assurance that the actual sales price will equal this estimated amount.



     The partnership agreement generally provides that cash proceeds from sales of the partnership's properties be distributed 99% to the limited partners and 1% to Crozier Partners VII, Ltd., one of the general partners. The general partners are proposing to amend this provision to provide that 93% of the cash distributions from sales or refinancings be allocated to the limited partners, 1% to Crozier Partners VII, Ltd and 6% to SM7 Apartment Investors, Inc., one of the other general partners. The amount of cash available for distribution to the limited partners is dependent upon the sales price of the final property. The amount to be received by the limited partners is also subject to uncertainties surrounding the estimation of future operating income and expenses, as well as the estimation of costs associated with the sale of the property. Nevertheless, the general partners estimate that if the final property is sold on or before March 31, 2004 for a sales price between $7.2 million and $8.1 million, the distribution per limited partnership interest will be approximately $86.00 to $165.00, respectively. However, there can be no assurance that the amount actually distributed will equal this estimated amount.



     The enclosed materials discuss the proposals in detail, but we have summarized the primary reasons for recommending that you approve the proposed property sale, partnership agreement amendments and dissolution as follows:



     - The partnership initially intended to hold its properties for four to six years. Due to economic conditions in the economy generally, and particularly in the real estate market, the partnership has held the final property for a considerably longer period (approximately 20 years). Given the lengthy holding period as compared to the initial business plan, the general partners believe that now is the appropriate time to sell the final property and dissolve the partnership.

     - The general and administrative costs associated with continuing to be a public limited partnership are high compared to the partnership's net operating income. Our continuing operations as a public limited partnership with only one property do not justify the continued incurrence of such costs.


     - The general partners believe that the market in which the partnership's final property is located and the real estate market in general have significantly improved from the real estate recession which occurred in the late 1980s and early 1990s. Holding the property in hopes of further gains in value may put at risk the selling opportunity provided by this favorable market.



     - The property has been maintained in good condition since it was purchased and there is currently little deferred maintenance related to the partnership's property. However, as the property ages, the cost of repairs and maintenance will increase and this could have a negative impact on the property's value in the future.



     In considering whether to submit the property sale, partnership agreement amendments and dissolution proposals to the limited partners, the general partners also considered the disadvantages of this course of action. The primary disadvantages of disposing of the partnership's final property, amending the partnership agreement and dissolving the partnership pursuant to these proposals are that:



     - There can be no assurance that the proposed property sale, partnership agreement amendments and dissolution will result in greater returns to the limited partners than the continuation of the partnership.



     - If the partnership's property is sold, the partnership would not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the property.



     Additional factors that you should consider in determining whether to approve the proposals are set forth in the attached proxy statement, by which this summary is qualified in its entirety, including under the section entitled "Risk Factors Relating to the Proposals."



     The general partners' current goal is to complete the sale of the property by March 2004; however, we can give no assurance that the sale will be completed by a particular date, and your approval of the sale is not conditioned on the sale being completed by a particular date.



     The net proceeds of the sales of the partnership's property (after deducting the expenses of the sale and payment of certain fees, such as accounting fees, legal fees and printing, solicitation and mailing expenses), as well as the partnership's cash from operations, will be distributed to the partners in accordance with the partnership agreement as amended pursuant to the proposals set forth in this proxy statement. After the sale of the partnership's property, and after the partnership has paid, or made adequate provision for, all its liabilities, the partnership will be dissolved. Holders of at least a majority of the partnership's outstanding limited partnership interests must approve each of the proposals in order for the proposed transactions to proceed.



     ALTHOUGH THE GENERAL PARTNERS BELIEVE THE PROPOSED PROPERTY SALE AND DISSOLUTION AND THE RELATED PARTNERSHIP AGREEMENT AMENDMENTS ARE IN THE BEST INTERESTS OF THE LIMITED PARTNERS, YOU SHOULD CAREFULLY REVIEW THE ATTACHED PROXY STATEMENT AND CONSULT YOUR OWN ADVISORS IN ORDER TO MAKE AN INFORMED VOTE ON THE PROPOSALS. APPROVAL OF THE PROPOSALS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE PARTNERSHIP'S OUTSTANDING LIMITED PARTNERSHIP INTERESTS. IF THE LIMITED PARTNERS DO NOT APPROVE THE PROPOSALS, THE PARTNERSHIP WILL CONTINUE TO OPERATE AS IT HAS IN THE PAST. HOWEVER, THE GENERAL PARTNERS MAY MAKE ADDITIONAL PROPOSALS TO OBTAIN APPROVAL FOR SELLING THE PARTNERSHIP'S PROPERTY IN A TIMELY MANNER, IF SUCH PROPOSAL IS DEEMED TO BE IN THE BEST INTEREST OF THE LIMITED PARTNERS. IN ACCORDANCE WITH THE TERMS OF THE PARTNERSHIP AGREEMENT, THE PARTNERSHIP WILL BE DISSOLVED BY JANUARY 31, 2012.



     Enclosed with this letter are a notice of special meeting and a proxy statement which describe in detail the proposed property sale, partnership agreement amendments and dissolution. Please give all of the materials your careful attention and consideration. It is important that your limited partnership interests be represented at the special meeting, regardless of the number of limited partnership interests you hold.

     Accompanying the proxy statement is a proxy card which may be used to indicate your vote on the proposals. You can cast your vote by appearing in person and voting at the meeting, or by voting by proxy in one of the following ways:


     - By signing, dating and returning the enclosed proxy card to Georgeson Shareholder Communications, using the enclosed postage-paid envelope.



     - By calling the automated touch-tone telephone system toll free at 1-877-450-9556, 24 hours a day, seven days a week. You will be asked to enter the control number from your proxy card and then follow the pre-recorded instructions.



     - By visiting the Internet website http://proxy.georgeson.com, and entering the company number and control number from your proxy card and following the instructions on your screen.


     If you vote using the telephone or the Internet, please do NOT mail in your proxy card. Your giving of the proxy will not affect your rights to vote at the special meeting. You may revoke your proxy by:


     - Executing a subsequent-dated proxy and delivering it to Georgeson Shareholder Communications;



     - Delivering written notice of revocation prior to the beginning of the special meeting to Georgeson Shareholder Communications; or


     - Attending in person and voting by ballot at the special meeting.


YOU SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS RELATING TO THE PROPOSALS" STARTING ON PAGE 12 OF THE ACCOMPANYING PROXY STATEMENT.



     If you have any questions about the enclosed proxy materials or the proposed sale of the partnership's property, partnership agreement amendments and the subsequent dissolution and liquidation of the partnership, please call our proxy solicitor, Georgeson Shareholder Communications, at 1-866-295-8147.


Sincerely,

THE GENERAL PARTNERS

SM7 Apartment Investors Inc.
Murray Realty Investors VII, Inc.
Crozier Partners VII, Ltd.


5520 LBJ Freeway


Suite 500


Dallas, Texas 75240


(972) 404-7100



This proxy statement is dated September 16, 2003 and is first being mailed to limited partners on or about September 16, 2003.

                         S/M REAL ESTATE FUND VII, LTD.

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

                         TO BE HELD ON OCTOBER 23, 2003


To the limited partners:


     You are cordially invited to attend the special meeting of limited partners of S/M Real Estate Fund VII, Ltd. to be held at 10:00 a.m. Dallas, Texas time, on October 23, 2003 at 2200 Ross Avenue, Suite 2200, Dallas, Texas to consider and vote upon the following proposals to authorize the:



     PROPOSAL 1. Sale of the partnership's final property, Fifth Avenue
                 Apartments, and amendments of the partnership agreement to disband the Investment Committee and to change the allocation of cash distributions from sales or refinancings among limited partners and general partners.


     PROPOSAL 2. Subsequent dissolution and liquidation of the partnership.

     You are being asked to vote on each proposal separately; however, neither of the proposals will be given any effect unless both of them are approved. The general partners know of no proposals which will be presented for consideration at the special meeting other than those listed above. If any other matters do properly come before the special meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment.


     The record date for the special meeting is September 15, 2003. Only limited partners of record at the close of business on that date are entitled to notice of and to vote at the special meeting, or any adjournments of that meeting. The affirmative vote of the holders of a majority of the outstanding limited partnership interests as of the record date is necessary to approve the proposal.



     IT IS IMPORTANT THAT YOUR LIMITED PARTNERSHIP INTERESTS BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF LIMITED PARTNERSHIP INTERESTS YOU HOLD. YOU ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON, BUT WHETHER OR NOT YOU ATTEND, PLEASE ENSURE YOUR REPRESENTATION BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN THE ALTERNATIVE, YOU MAY VOTE VIA TELEPHONE BY CALLING THE AUTOMATED TOUCH-TONE TELEPHONE SYSTEM, TOLL FREE AT 1-877-450-9556, OR VIA THE INTERNET AT HTTP://PROXY.GEORGESON.COM. YOU WILL NEED YOUR CONTROL NUMBER FROM YOUR PROXY CARD TO VOTE VIA TELEPHONE OR THE INTERNET. YOUR GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE IN PERSON AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY EXECUTING A SUBSEQUENT-DATED PROXY AND DELIVERING IT TO GEORGESON SHAREHOLDER COMMUNICATIONS, BY DELIVERING WRITTEN NOTICE OF REVOCATION PRIOR TO THE BEGINNING OF THE SPECIAL MEETING TO GEORGESON SHAREHOLDER COMMUNICATIONS, OR BY ATTENDING IN PERSON AND VOTING BY BALLOT AT THE SPECIAL MEETING.


                                          By order of the general partners

                                          SM7 Apartment Investors Inc.
                                          Murray Realty Investors VII, Inc.
                                          Crozier Partners VII, Ltd.

5520 LBJ Freeway
Suite 500
Dallas, Texas 75240
(972) 404-7100


September 16, 2003

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
FORWARD-LOOKING STATEMENTS..................................    1
QUESTIONS AND ANSWERS ABOUT THE PROPOSED SALE OF PROPERTY,
PARTNERSHIP AGREEMENT AMENDMENTS AND DISSOLUTION............    2
THE SPECIAL MEETING.........................................    5
       Time, Date and Place of Special Meeting..............    5
       Purpose of the Special Meeting and Recommendation of
        the General Partners................................    5
       Record Date and Partnership Interests................    5
       Quorum and Voting of Proxies.........................    5
       Revocation of Proxies................................    6
       Voting Rights........................................    6
       Vote Required........................................    6
       No Dissenters' or Appraisal Rights Under Texas Law or
        the Partnership Agreement...........................    6
       Proxy Solicitation and Expenses......................    6
       Completion of Proxies................................    7
       Documents Included...................................    7
PROPOSAL 1: AUTHORIZATION OF SALE OF THE PARTNERSHIP'S FINAL
PROPERTY AND AMENDMENTS OF THE PARTNERSHIP AGREEMENT........    8
       The Partnership......................................    8
       Description of the Property..........................    8
       Background for the Property Sale.....................    8
       Terms of the Property Sale...........................    9
       Postponement and Events Requiring Solicitation or
        Subsequent Approval.................................    9
       Amendments of the Partnership Agreement..............   10
PROPOSAL 2: AUTHORIZATION OF THE DISSOLUTION AND LIQUIDATION
OF THE PARTNERSHIP..........................................   10
       Effect of the Property Sale -- Dissolution and
        Liquidation.........................................   10
       Certain Relationships with Third Parties.............   12
       General Partners and Indemnification.................   12
RISK FACTORS RELATING TO THE PROPOSALS......................   12
THE GENERAL PARTNERS' RECOMMENDATION AND REASONS FOR THE
PROPOSED PROPERTY SALE, PARTNERSHIP AGREEMENT AMENDMENTS AND
DISSOLUTION.................................................   16
       Overview.............................................   16
       Alternative to the Property Sale and Dissolution:
        Continuation of the Partnership.....................   17
       Appraisal of the Property............................   18
            Selection and Qualifications of Appraiser.......   19
            Conclusions as to Value.........................   19
            Summary of Methodology..........................   19
            Valuation Methodology -- Income Capitalization
            Approach........................................   19
            Valuation Methodology -- Sales Comparison
            Approach. ......................................   20
            Assumptions, Limitations and Qualifications of
            Appraisal. .....................................   20
            Compensation and Material Relationships.........   21
       Offers from Third Parties............................   21

                                                              PAGE
                                                              ----
SELECTED FINANCIAL DATA.....................................   22
FEDERAL INCOME TAX CONSEQUENCES.............................   22
CONFLICTS OF INTEREST, RELATED TRANSACTIONS AND INTERESTS OF
CERTAIN PERSONS IN THE PROPOSALS............................   25
REGULATORY MATTERS..........................................   26
ACCOUNTING TREATMENT........................................   26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE PARTNERSHIP...............................   27
ABSENCE OF PUBLIC MARKET FOR LIMITED PARTNERSHIP
INTERESTS...................................................   27
FEES AND EXPENSES...........................................   27
INFORMATION CONCERNING AUDITORS.............................   27
LIMITED PARTNER PROPOSALS...................................   28
OTHER MATTERS...............................................   28
WHERE YOU CAN FIND MORE INFORMATION.........................   28
INCORPORATION BY REFERENCE..................................   29



APPENDIX A -- JOSEPH J. BLAKE AND ASSOCIATES, INC.'S PROPERTY APPRAISAL COVER
              LETTER AND EXECUTIVE SUMMARY


APPENDIX B -- ANNUAL REPORT ON FORM 10-K (FOR THE YEAR ENDED DECEMBER 31, 2002)


APPENDIX C -- FORM OF LISTING AGREEMENT WITH O'BOYLE PROPERTIES, INC.



APPENDIX D -- PROPOSED AMENDMENTS TO THE CERTIFICATE AND AGREEMENT OF LIMITED
              PARTNERSHIP, AS AMENDED

                           FORWARD-LOOKING STATEMENTS


     Statements in this proxy statement that are not historical facts are "forward-looking statements" within the meaning of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "may," "estimates," "believes," "anticipates," "expects," "intends" and similar expressions are intended to identify these forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the partnership's actual results or outcomes, including the amount of cash estimated to be distributed to the limited partners upon completion of the proposed sale of the partnership's final property, to be materially different from those anticipated and discussed in this proxy statement. Important factors that the partnership believes might cause such differences include the amount and nature of liabilities that may be asserted against the partnership, the general partners' inability to find a suitable buyer or buyers for the property, the inability to agree on a purchase price or contract terms with a potential buyer, a decrease in the financial performance of the property, the discovery of an environmental condition on the property, the condition of real estate markets and general economic conditions, as well as those specific risks that are discussed in this proxy statement under the caption "Risk Factors Relating to the Proposals" and in the partnership's previous filings with the Securities and Exchange Commission (the "SEC"). In assessing forward-looking statements contained herein, the limited partners are urged to read carefully all cautionary statements contained in this proxy statement and in those other filings made by the partnership with the SEC.

     QUESTIONS AND ANSWERS ABOUT THE PROPOSED SALE OF PROPERTY, PARTNERSHIP
                      AGREEMENT AMENDMENTS AND DISSOLUTION

     THE FOLLOWING QUESTIONS AND ANSWERS ARE INTENDED TO PROVIDE BRIEF ANSWERS TO FREQUENTLY ASKED QUESTIONS CONCERNING THE PROPOSALS AND PROXY STATEMENT PROCESS. THESE QUESTIONS AND ANSWERS DO NOT, AND ARE NOT INTENDED TO, ADDRESS ALL THE QUESTIONS THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THE REMAINDER OF THIS PROXY STATEMENT AS WELL AS THE APPENDICES AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

Q. WHO IS SOLICITING MY PROXY?

A. The general partners of the partnership.

Q. WHERE AND WHEN IS THE SPECIAL MEETING?


A. The special meeting will be held at 10:00 a.m., Dallas, Texas time, on October 23, 2003, at 2200 Ross Avenue, Suite 2200, Dallas, Texas.


Q. WHAT AM I VOTING ON?

A. The general partners are seeking the approval of the limited partners of two proposals to authorize the:


   - sale of the partnership's final property, Fifth Avenue Apartments, and amendments of the partnership agreement to disband the Investment Committee and to change the allocation of cash distributions from sales or refinancings among limited partners and general partners; and


   - subsequent dissolution and liquidation of the partnership.

    Although you will vote on each proposal separately, neither of the proposals will be given any effect unless both of them are approved.


Q. HOW MUCH WILL THE PARTNERSHIP'S PROPERTY BE SOLD FOR?



A. The general partners will work diligently to achieve the highest price possible for the partnership's property. However, to help ensure you that the property will not be sold for significantly less than the market value at the time of sale, a condition to the sale of the partnership's property is that it must be sold for at least the approved sales price, which is 95% of its appraised value as of a date within 30 days of the date of the sale contract, as reflected in an independent appraisal obtained by the partnership. Joseph
   J. Blake and Associates, Inc., an independent appraisal firm, is of the opinion that the market value of the partnership's interest in the property as of September 1, 2003 is $7,650,000. However, there can be no assurance that the sales price will equal this appraised amount.


Q. HOW MUCH WILL I GET IF THE PROPERTY IS SOLD?


A. The general partners have estimated that if the final property is sold on or before March 31, 2004 for a sales price between $7.2 million and $8.1 million, the distribution per limited partnership interest will be approximately $86.00 to $165.00, respectively. However, there can be no assurance that the sales price and the amount actually distributed will equal this estimated amount.


Q. WHEN WILL DISTRIBUTIONS BE MADE AND THE PARTNERSHIP DISSOLVED?


A. The general partners anticipate that the partnership will complete the sale of the property by March 2004. However, it could take more or less time, as further described in this proxy statement. Hence, the partnership will not be dissolved prior to early 2004, at which time the net cash proceeds from the property sale will be distributed, and potentially not until later, depending on the time of the sale of the final property.


Q. WILL I HAVE APPRAISAL RIGHTS?

A. No. You will not have dissenters' or appraisal rights as a result of this transaction.

Q. WHAT DO THE GENERAL PARTNERS RECOMMEND?


A. The general partners recommend that you vote in favor of the proposals. The general partners have analyzed market conditions and property performance. Based on this assessment, the general partners believe that the proposed property sale, partnership agreement amendments and dissolution is the most favorable strategic alternative available to the partnership and its limited partners. The primary reasons that the general partners believe these proposals are advisable include, but are not limited to:

   - The partnership initially intended to hold its properties for four to six years, but due to economic conditions, has held Fifth Avenue Apartments for approximately 20 years. Given the lengthy holding period, the general partners believe it is time to sell Fifth Avenue Apartments.

   - The general and administrative costs associated with continuing to be a public limited partnership are high compared to the partnership's net operating income. Our continuing operations as a public limited partnership with only one property do not justify the continued incurrence of such costs.

   - The general partners believe that both the market where the partnership's property is located and the real estate market in general have significantly improved from the real estate recession which occurred in the late 1980s and early 1990s, and that holding the property in hopes of further gains in value may put at risk selling opportunities provided by the current real estate market.

   - As the property ages, the cost of repairs could have a negative impact on its value.

Q. WHAT ARE THE PRIMARY DISADVANTAGES OF THE PROPOSALS?


A. There can be no assurance that the sale of the property, if approved, will result in greater returns to the limited partners than a continuation of the partnership. The partnership will not benefit from possible improvements in economic and market conditions after the property is sold which could produce increased cash flow and enhance the sales price of the property. Additional factors that you should consider in determining whether to consent to the proposals are set forth in this proxy statement, including under the section entitled "Risk Factors Relating to the Proposals."


Q. WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A. For each proposal to be approved, holders of at least a majority of the limited partnership interests outstanding as of the record date must approve it. If either of the proposals is not approved, then neither of the proposals will be given any effect.


Q. WHAT WILL HAPPEN IF THE PROPOSALS ARE NOT APPROVED?



A. If the proposals are not approved, the partnership will continue to operate as it has in the past. However, because the partnership has held the final property for longer than the initial expected time frame of four to six years, the general partners may recommend other proposals in the future to liquidate and dissolve the partnership prior to its termination date of January 31, 2012.


Q. WHOM CAN I CALL WITH QUESTIONS?


A. If you have any questions regarding the proxy card or the proposals described in this proxy statement, please call our proxy solicitor, Georgeson Shareholder Communications, at 1-866-295-8147. The partnership can also be reached by mail at its principal executive offices:


     S/M Real Estate Fund VII, Ltd.
     5520 LBJ Freeway
     Suite 500
     Dallas, Texas 75240

Q. WHAT HAPPENS IF I DO NOT RETURN MY PROXY CARD AND DO NOT VOTE?

A. If you do not vote, your vote will not be counted. Because each proposal must be passed by the majority of the limited partnership interests outstanding, the effect of not voting is the same as a vote AGAINST the proposals described in this proxy statement.

Q. WHO CAN VOTE ON THE PROPOSALS?


A. Only limited partners of record on September 15, 2003 are entitled to vote on the proposals.



Q. IS THE PROPOSED PROPERTY SALE AND SUBSEQUENT DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP A TAXABLE TRANSACTION TO LIMITED PARTNERS?


A. Yes, the partnership will realize and recognize gain or loss on the property when it is sold. The gain or loss realized and recognized by the partnership upon the sale will be allocated to the partners in accordance with the partnership agreement. The distribution of the cash received by the partnership from the sale of its interests in the property will result in taxable gain to a limited partner to the extent that the amount of cash received by the limited partner exceeds its adjusted basis in its limited partnership interests. If, following the sale and the allocation of gain or loss therefrom, a limited partner receives aggregate cash distributions that are less than its adjusted tax basis in its limited partnership interests, the limited partner will recognize a loss equal to the excess of its adjusted basis in its limited partnership interests over the aggregate cash distributions received by the limited partner.

Q. HOW CAN I VOTE?

A. You may vote in any of the following ways:

   - By completing, signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope.


   - By calling the automated touch-tone telephone system toll free at 1-877-450-9556, 24 hours a day, seven days a week. You will be asked to enter the control number from your proxy card and then follow the pre-recorded instructions.



   - By visiting the Internet website http://proxy.georgeson.com, entering the company number and control number from your proxy card and following the instructions on your screen.


   - By attending the special meeting and voting in person.

  If you vote using the telephone or Internet, please do NOT mail in your proxy card.

Q. HOW WILL VOTES BE COUNTED?


A. The meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding limited partnership interests entitled to vote. If you have returned a signed proxy card, voted by telephone or via the Internet or attend the meeting in person, your interests will be counted for the vote. Proxies that reflect failures to vote, referred to as abstentions, are counted present for purposes of determining whether a quorum is present, but are not counted as votes cast on a proposal. Because each proposal must be passed by the majority of the limited partnership interests outstanding, an abstention will have the same effect as a vote against the proposals. A withheld vote is the same as an abstention. If either of the proposals is not approved, then neither of the proposals will be given any effect.


Q. HOW WILL VOTING ON OTHER BUSINESS BE CONDUCTED?

A. We do not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the limited partnership interests represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the accompanying proxy card.

Q. CAN I CHANGE MY VOTE AFTER I HAVE MAILED A SIGNED PROXY?

A. Yes. You can change your vote in one of three ways at any time before the beginning of the special meeting:


   - Executing a subsequent-dated proxy and delivering it to Georgeson Shareholder Communications.



   - Delivering a written notice of revocation to Georgeson Shareholder Communications.


   - Attending in person and voting by ballot at the special meeting.


Q. HAS THE PARTNERSHIP SOUGHT A FAIRNESS OPINION ON THE PROPOSED PROPERTY SALE AND DISSOLUTION?



A. No. However, Joseph J. Blake and Associates, Inc. has made an independent appraisal as to the value of the partnership's property, as of September 1, 2003. In addition, Joseph J. Blake and Associates, Inc. will update the appraisal within 30 days of the date of the sale contract, and the updated appraisal will be used to calculate the approved sales price.



   The foregoing is a summary in question and answer format of certain information contained in this proxy statement. Reference is made to, and this question and answer information sheet is qualified in its entirety by, the more detailed information contained in this proxy statement, including its appendices. YOU ARE STRONGLY URGED TO CAREFULLY READ THIS PROXY STATEMENT AND ITS APPENDICES IN THEIR ENTIRETY BEFORE YOU VOTE.

                              THE SPECIAL MEETING

TIME, DATE AND PLACE OF SPECIAL MEETING


     This proxy statement is being furnished in connection with the solicitation of proxies by the general partners of S/M Real Estate Fund VII, Ltd., a Texas limited partnership, for use at the special meeting of limited partners to be held at 10:00 a.m. (Dallas, Texas time) on October 23, 2003 at 2200 Ross Avenue, Suite 2200, Dallas, Texas and at any meeting held upon adjournment or postponement thereof.



     Copies of this proxy statement, the attached notice of special meeting of limited partners, and the enclosed form of proxy are first being mailed to the limited partners on or about September 16, 2003.


PURPOSE OF THE SPECIAL MEETING AND RECOMMENDATION OF THE GENERAL PARTNERS

     At the special meeting, the limited partners will consider two related proposals to authorize the:


     - Sale of the partnership's final property, Fifth Avenue Apartments, and amendments of the partnership agreement to disband the Investment Committee and to change the allocation of cash distributions from sales or refinancings among limited partners and general partners; and


     - Subsequent dissolution and liquidation of the partnership.


     Although you will vote on the proposals separately, neither of the proposals will be given any effect unless both are approved. The Certificate and Agreement of Limited Partnership, as amended, of the partnership requires the partnership to obtain the affirmative vote of a majority of the partnership's limited partnership interests outstanding as of the record date in order to approve the proposals. Each limited partnership interest is entitled to one vote. As soon as practicable after the adoption of the proposals, the partnership will file the amendment to the partnership agreement with the Texas Secretary of State and implement the amendments.


     THE GENERAL PARTNERS HAVE INDEPENDENTLY APPROVED THE PROPOSALS (SUBJECT TO LIMITED PARTNER APPROVAL) AND RECOMMEND THAT THE LIMITED PARTNERS APPROVE THE PROPOSALS.


     If a majority of the outstanding limited partnership interests as of the record date do not vote in favor of the proposed property sale, partnership agreement amendments and dissolution, the partnership will continue operating. However, because the partnership has held the property for longer than the initial expected time frame of four to six years, the general partners may recommend other proposals in the future to liquidate the partnership prior to its stated termination date of January 31, 2012.


RECORD DATE AND PARTNERSHIP INTERESTS


     Your general partners have fixed the close of business on September 15, 2003 as the record date for the determination of limited partners entitled to notice of, and to vote at, the special meeting or any adjournment thereof. Accordingly, only limited partners of record at the close of business as of the record date will be entitled to vote at the special meeting, either by proxy or in person. As of September 15, 2003, there were 951 limited partners of record holding an aggregate of 11,080 limited partnership interests.



QUORUM AND VOTING OF PROXIES


     The presence at the special meeting, in person or by proxy, of the holders of 50% of the partnership's outstanding limited partnership interests as of the record date will constitute a quorum at the special meeting. Limited partnership interests that are represented by properly executed proxy cards received by the partnership at or prior to the special meeting, and not duly and timely revoked, will be voted according to the instructions indicated on the proxy card. If you do not return your proxy card and do not vote at the special meeting, the effect will be a vote of your limited partnership interests AGAINST the proposals.

     Limited partnership interests represented by proxies that reflect abstentions will be treated as limited partnership interests that are present and entitled to vote for purposes of determining the presence of a quorum. In the event that a quorum is not present at the special meeting, the meeting will be adjourned or postponed to solicit additional proxies. The persons named as proxies with respect to the special meeting may propose and vote for one or more adjournments of the special meeting to permit further solicitation of proxies in favor of the proposals. No proxy which is voted against any proposal will be voted in favor of any such adjournment or postponement.


     "Broker non-votes" will not be included in the affirmative vote totals, and therefore will have the same effect as voting AGAINST the proposals for purposes of determining whether the requisite amount of limited partnership interests have voted in favor of the proposals. "Broker non-votes" include limited partnership interests held in record name by brokers or nominees as to which:


     - an executed proxy card has not been received from the beneficial owners or persons entitled to vote at the special meeting;

     - the broker or nominee does not have discretionary voting authority under applicable rules or the instrument under which it serves in such capacity; or

     - the recordholder has indicated on the proxy card or has otherwise notified the partnership that it does not have authority to vote the limited partnership interests with respect to the proposals contained in this proxy statement.

REVOCATION OF PROXIES

     You have the power to revoke your proxy at any time prior to the beginning of the special meeting by:


     - executing and delivering a subsequent-dated proxy to Georgeson Shareholder Communications;



     - delivering a written notice of revocation to Georgeson Shareholder Communications; or


     - attending in person and voting by ballot at the special meeting.

VOTING RIGHTS

     Each limited partnership interest is entitled to one vote on each matter to be acted upon or which may properly come before the special meeting. The limited partnership interests constitute the only outstanding voting interests in the partnership with respect to these matters.

VOTE REQUIRED


     The affirmative vote of the holders of at least a majority of the limited partnership interests outstanding as of the record date is required to approve the property sale, partnership agreement amendments and dissolution proposals. Your failure to return your proxy or to vote at the special meeting, or submitting a proxy that is marked "ABSTAIN," will have the effect of voting AGAINST approval of the proposals. Unless both proposals are approved, neither will be given effect.



NO DISSENTERS' OR APPRAISAL RIGHTS UNDER TEXAS LAW OR THE PARTNERSHIP AGREEMENT



     Limited partners are not entitled to appraisal rights, dissenters' rights or any other rights with respect to the proposed property sale and dissolution under the Texas Revised Limited Partnership Act or the partnership agreement.


PROXY SOLICITATION AND EXPENSES


     The proxy is being solicited on behalf of the partnership by the general partners. All expenses of this solicitation, including the cost of preparing, assembling, and mailing this proxy solicitation material and notice of special meeting of the limited partners, will be paid by the partnership. The general partners have engaged Georgeson Shareholder Communications to provide consulting services and to mail, solicit and tabulate the proxies. For these services, the partnership will pay Georgeson Shareholder Communications a fee of approximately $15,000, depending in part on the amount of services provided. Additional solicitation of limited partners by mail, telephone, facsimile or by personal solicitation may be done by your general partners, for which they will receive no additional compensation. The partnership intends to transmit the proxy statement and form of proxy directly to all beneficial owners who have not objected to the disclosure of their name and limited partnership interest holdings to the partnership. Brokerage houses and other nominees, fiduciaries and custodians nominally holding limited partnership interests as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such limited partnership interests who have objected to disclosure of their names and holdings to the partnership, and will be reimbursed by the partnership for their reasonable out-of-pocket expenses.

COMPLETION OF PROXIES

     The general partners ask that you vote your proxy in one of the following ways:

     - By completing, signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope.


     - By calling the automated touch-tone telephone system toll free at 1-877-450-9556, 24 hours a day, seven days a week. You will be asked to enter the control number from your proxy card and then follow the pre-recorded instructions.



     - By visiting the Internet website at http://proxy.georgeson.com, entering the company number and the control number from your proxy card and following the instructions on your screen.


     - By attending in person and voting by ballot at the special meeting.

If you vote using the telephone or Internet, please do NOT mail in your proxy card.


     If you have any questions regarding this proxy statement or the proxy solicitation process, please call our proxy solicitor, Georgeson Shareholder Communications at 1-866-295-8147.


     The proxies should be executed in exactly the same manner as the name(s) in which ownership of the limited partnership interests are registered. If the limited partnership interests are held by two or more joint owners, all such persons should sign the proxy. If you are signing the proxy in a representative capacity, please indicate so when signing the proxy and submit evidence satisfactory to the partnership of authority to execute the proxy.

     The execution and delivery of the proxy will not affect your right to transfer your limited partnership interests.

DOCUMENTS INCLUDED


     A cover letter and executive summary of Joseph J. Blake and Associates, Inc.'s ("Blake and Associates") appraisal of the partnership's property (as of September 1, 2003) is attached as Appendix A. Additionally, the partnership's annual report on Form 10-K for the year ended December 31, 2002 is included with this proxy statement as Appendix B. The form of listing agreement for the property with O'Boyle Properties, Inc. is attached as Appendix C. The proposed amendments to the partnership agreement are included as Appendix D.



     THIS PROXY STATEMENT, INCLUDING THE EXECUTIVE SUMMARY OF THE PROPERTY APPRAISAL ATTACHED HERETO AS APPENDIX A AND THE OTHER APPENDICES, CONTAINS IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE PROPOSALS. ALL STATEMENTS IN THIS PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE EXECUTIVE SUMMARY OF THE PROPERTY APPRAISAL, ATTACHED AS APPENDIX A. LIMITED PARTNERS ARE URGED TO READ THE EXECUTIVE SUMMARY OF PROPERTY APPRAISAL.



     THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC PASSED UPON THE

FAIRNESS OR THE MERITS OF SUCH TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                    PROPOSAL 1: AUTHORIZATION OF SALE OF THE


               PARTNERSHIP'S FINAL PROPERTY AND AMENDMENTS OF THE

                             PARTNERSHIP AGREEMENT

THE PARTNERSHIP

     The partnership was formed November 4, 1982 under the Texas Uniform Limited Partnership Act to acquire existing garden style apartment complexes. The partnership's initial plan was to hold the properties for between four and six years before selling them. The general partners of the partnership are SM7 Apartment Investors Inc., a Texas corporation, Murray Realty Investors, VII, Inc., a Texas corporation, and Crozier Partners VII, Ltd., a Texas limited partnership.

     On July 29, 1983, the partnership acquired Fifth Avenue Apartments, a 198-unit apartment complex located in San Antonio, Texas, for a purchase price of $8,474,925. On August 31, 1983, the partnership acquired Rockcreek Apartments, a 314-unit apartment complex located in Austin, Texas, for a purchase price of $10,948,228.

     The general partners secured an offer to purchase Rockcreek Apartments in the amount of $8,521,055. Such offer was accepted and the property was sold on December 17, 1993. Concurrently with their sales efforts, the general partners successfully negotiated an agreement with the holder of the wraparound mortgage on Rockcreek Apartments, whereby the Partnership received a release of all the mortgage liens on the property by paying a discounted amount of the total outstanding debt of $8,082,311.

     The partnership still owns Fifth Avenue Apartments, which is its final property.

     A full description of the partnership's business, property and legal proceedings is contained in the partnership's annual report on Form 10-K for the fiscal year ended December 31, 2002, a copy of which (excluding exhibits) is attached as Appendix B to this proxy statement. In addition, the partnership's selected financial information, management's discussion and analysis of financial condition and disclosures about market risk are contained in the Form 10-K.

DESCRIPTION OF THE PROPERTY

     Fifth Avenue Apartments. Fifth Avenue Apartments is a 198-unit apartment complex located in San Antonio, Texas and situated on approximately 8.45 acres with 169,270 square feet of net leaseable space. Occupancy at Fifth Avenue Apartments averaged 94% and 95% for the years ended December 31, 2002 and 2001, respectively. At December 31, 2002 and 2001, Fifth Avenue Apartments was 94% and 92% occupied, respectively.


BACKGROUND FOR THE PROPERTY SALE



     The original stated goal of the partnership was to sell its properties within four to six years from the date they were acquired by the partnership. After the completion of the initial public offering of the limited partnership interests, the real estate market suffered a recession which adversely affected the partnership's ability to sell the property for a fair value. The general partners believe that the market where the partnership's property is located and the real estate market in general have significantly improved from the real estate recession which occurred in the late 1980s and early 1990s, and that holding the property in hopes of further gains in value may put at risk the selling opportunities provided by the current real estate market.

TERMS OF THE PROPERTY SALE



     As of the date of this proxy statement, the partnership has not entered into any agreement or understanding for the sale of the property, nor has the property been actively marketed for sale. If the property sale proposal is approved, the general partners will be authorized to market and sell the partnership's property on such terms as are negotiated by the general partners. Upon approval of the proposals, the general partners will work diligently to accomplish a sale of the property upon terms and conditions that they deem consistent with obtaining at least the approved sales price for the property and subject to the limitations of the proposals stated in this proxy statement.



     A condition to the sale of the property will be that the sales price is at least the approved sales price, which is 95% of its appraised value as of a date within 30 days of the date of the sale contract. Blake and Associates have appraised the market value of the partnership's interest in the property as of September 1, 2003 to be $7,650,000. The general partners currently estimate the sales price will be between $7.2 million and $8.1 million. However, there can be no assurance that the actual sales price will equal this estimated amount. The property will be sold as soon as practicable, consistent with obtaining the approved sales price. The general partners' current goal is to complete the sale by March 2004, assuming approval is obtained. However, the time in which it takes to sell the property could be longer than anticipated as a result of several factors, including any delays in marketing the property or closing the sale of the property, or the inability to sell the property for the approved sales price.


     The property will not be sold to any affiliate of the partnership or of the general partners.


     Subject to the conditions described above, there can be no assurance as to the price at which the property of the partnership can be sold or disposed of, or as to the amount of net proceeds that will be available for distribution to the limited partners. The appraisal reflects Blake and Associates' valuation of the partnership's property as of September 1, 2003 in the context of the market conditions existing as of such date and the information available on such date. The partnership intends to obtain an updated appraisal as of a date within 30 days of the date of the sale contract, and the updated appraisal will be used to calculate the approved sales price. There can therefore be no assurance that the partnership's property will be sold or disposed of at a price equal to, or representing at least 95% of, the current appraisal. Events occurring after the date of the current appraisal and before consummation of the sale, such as changes in capital markets (including changes in interest rates) that might affect demand for real property, changes in building occupancy, changes in tenant motivation with respect to the exercise of renewal options or changes in real estate property markets, could affect the property or the assumptions used in preparing the appraisal and result in higher or lower values of the property. The appraisal is subject to certain assumptions, limitations and qualifications. The material assumptions, limitations and qualifications made by Blake and Associates in conducting the appraisal are described in this proxy statement. While the general partners did retain Blake and Associates to render an appraisal with respect to the value of the partnership's property as of September 1, 2003, they did not seek to obtain an opinion relating to the fairness to the limited partners of the proposals. The general partners concluded that because the property will not be sold for less than the approved sales price, no such opinion is warranted.


POSTPONEMENT AND EVENTS REQUIRING SOLICITATION OR SUBSEQUENT APPROVAL


     Even if approval of the property sale proposal is obtained from the limited partners, the general partners reserve the right, in their sole discretion, to postpone the proposed property sale beyond March 2004. For example, the general partners may choose to postpone the property sale in the event of changes in the general economy or real estate markets.



     If the general partners wish to engage in a sale transaction of the partnership's property that would result in the partnership receiving a sales price that is less than the approved sales price, the partnership will submit such sale to the limited partners for their approval in a separate proxy. Any such submission to the limited partners of a proposed property sale that would result in less than the approved sales price would likely delay consummation of the property sale and could prevent the consummation of the property sale if such proposed property sale is not approved. In addition, any such submission to the limited partners would likely result in a smaller distribution to the limited partners from the property sale and dissolution, as a result of, among other things, the sales price of the property being less than the approved sales price, the costs and expenses of such submission, and any operating loss of the partnership during any delay occasioned by such submission to the limited partners. Finally, the partnership may have insufficient cash on hand to fund the costs of an additional proxy solicitation.


AMENDMENTS OF THE PARTNERSHIP AGREEMENT


     The general partners are proposing amendments to the Certificate and Agreement of Limited Partnership, as amended, to disband the Investment Committee and to fairly compensate the general partners for the work related to the sale of the final property and the liquidation and dissolution of the partnership.



     Section 10.10 of the Partnership Agreement currently requires that the sale of the Partnership's property be approved by a majority of the members of the Investment Committee. The members of the Investment Committee are all appointed by the general partners. Initially, the Investment Committee was comprised of Jack E. Crozier, Richard H. Shaw and R.C. Hurst (appointed by Murray Realty Investors VII, Inc.) and Ronald W. Weiss and Stanley Witkowsky (appointed by Shearson Apartment Investors XIV, Inc.). Historically, the Investment Committee has only met infrequently, and has not met in several years. Because the general partners have already approved the proposed sale of Fifth Avenue Apartments and are seeking the approval of the limited partners, they are proposing to amend the partnership agreement to disband the Investment Committee, thereby eliminating the requirement of its approval of the sale of the final property.



     Article VIII of the partnership agreement currently limits the amount of compensation paid to the general partners and their affiliates. The article does not make any provision for the payment of an administrative fee to the general partners upon the liquidation and dissolution of the partnership. The sale of the final property and the liquidation and dissolution of the partnership will require increased management time and attention, including the efforts involved in preparing these proxy materials, coordinating the sale of the property, preparing a final accounting and making final distributions, and other administrative tasks. The general partners are proposing an amendment to the partnership agreement to change the way cash distributions from sales or refinancings are allocated. Currently, Article IX of the partnership agreement provides that all cash distributions from sales or refinancings be allocated 99% to the limited partners and 1% to Crozier Partners VII, Ltd. until the limited partners have been returned their original invested capital from cash distributions from sales or refinancings, plus their preferred return, from either cash distributions from operations or cash distributions from sales or refinancings. The general partners are proposing to amend this provision to provide that 93% of the cash distributions from sales or refinancings be allocated to the limited partners, 1% to Crozier Partners VII, Ltd and 6% to SM7 Apartment Investors, Inc., one of the other general partners.


     Assuming that Proposal 1 is approved by the limited partners at the special meeting, the general partners will prepare and file a Certificate of Amendment to the partnership agreement with the Texas Secretary of State. The partnership will then proceed to market and sell the property on the terms described in this proxy statement.

     A vote of the majority of the limited partnership interests outstanding as of the record date is required to approve Proposal 1. (Note however that no action will be taken unless both proposals are approved.)

          PROPOSAL 2: AUTHORIZATION OF THE DISSOLUTION AND LIQUIDATION
                               OF THE PARTNERSHIP


EFFECT OF THE PROPERTY SALE -- DISSOLUTION AND LIQUIDATION


     As soon as practicable after the consummation of the sale of the partnership's property, the partnership will dissolve, wind up its affairs and liquidate. In connection with the sale, the dissolution of partnership, the winding up of its affairs and the liquidation of the partnership, the partnership will distribute to limited partners, in the manner provided in the partnership agreement, as amended by the proposals:


     - the net proceeds from the sale of the final property after deducting the expenses of the sale and payment of certain fees (including sales commissions and expenses of the proxy solicitation); and

     - the net proceeds, if any, from the disposition (or realization) of any remaining partnership assets (such as accounts receivable) after payment of and provision for all partnership liabilities, including the establishment of a liquidating trust for contingent liabilities.


     Pursuant to the terms of the partnership agreement, cash distributions from the sale or refinancing of a property are allocated as follows:



     - First, all distributions from sales or refinancings of the partnership's properties are allocated 99% to the limited partners and 1% to the non-corporate general partner (Crozier Partners VII, Ltd.) until the limited partners have been returned their original invested capital from cash distributions from sales or refinancings, plus a 10% preferred return from either cash distributions from operations or cash distributions from sales or refinancings. These terms will be amended if Proposal 1 is approved, so that 93% of the cash distributions from sales or refinancings will be allocated to the limited partners, 1% to Crozier Partners VII, Ltd and 6% to SM7 Apartment Investors, Inc., one of the other general partners.


     - Next, all cash distributions from sales or refinancings are allocated 1% to Crozier Partners VII, Ltd. and 99% to the limited partners and the general partners. Such 99% will be allocated 85% to the limited partners and 15% to the general partners. Such 15% shall be allocated 50% to SM7 Apartment Investors Inc., 37 1/2% to Crozier Partners VII, Ltd. and
       12 1/2% to Murray Realty Investors VII, Inc.

     - In connection with the payment of cash distributions from sales or refinancings allocable to the limited partners, such cash distributions from sales or refinancings shall first be distributed to the limited partners to the extent of any positive balance in their then existing capital account. Any such distribution shall be credited against the amount of any distribution a limited partner would otherwise be entitled to under the provisions above.

     Cash distributions from operations are allocated and paid 99% to the limited partners and 1% to Crozier Partners VII, Ltd. The reinvestment (or investment) of cash available for cash distributions from operations is prohibited; however, the availability of cash for cash distributions from operations is subject to (i) payment of the partnership's operating expenses (without deductions for depreciation), (ii) amounts set aside to maintain a reasonable working capital reserve for operating expenses, capital expenditures, normal repairs, replacements, contingencies and other anticipated costs relating to acquired properties and (iii) payment of the partnership's other current obligations.


     The partnership will also pay all expenses of the dissolution and termination of the partnership's existence from the partnership's cash and from the sale of the property. The general partners do not believe there are any material, contingent claims as of the date of this proxy statement. However, upon liquidation of the partnership, the partnership will distribute 1% of the original equity, which is equal to $110,000, to a liquidating trust which will hold these funds for two years after the liquidation of the partnership in order to meet any contingent liabilities which may arise. Upon liquidation of the partnership, we will distribute to the then holders of our limited partnership interests beneficial interests in the liquidating trust in proportion to the number of limited partnership interests owned by such holders. The sole purpose of the liquidating trust will be to liquidate any remaining assets (such as accounts receivable) on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, to distribute the proceeds of the sale of assets formerly owned by the partnership to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the liquidation and dissolution will constitute the approval by the limited partners of the establishment of a liquidating trust, its appointment of one or more individuals, who may or may not be former trust managers, or corporate persons to act as trustee or trustees and the terms of any liquidating trust agreement adopted by the general partners. We do not anticipate that interests in the liquidating trust will be freely transferable. Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees. The general partners have not determined the detailed terms or structure for the liquidating trust. The characteristics of the liquidating trust will be determined by the general partners at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.


     Given the time needed to solicit proxies to authorize the proposed property sale, partnership agreement amendments and dissolution, market the property, and close the sale of the property, the partnership does not presently anticipate that the sale of the partnership's property will be consummated prior to March 2004, and potentially not until later.


     From inception of the partnership in 1982 through December 30, 2002, the partnership has made no distributions to its limited partners.


     After the liquidating trust has been established as a provision for creditors' claims and all property has been distributed, and if there are no pending legal, administrative or arbitration proceedings or adequate provision has been made to satisfy any judgment arising therefrom, a Certificate of Cancellation of the partnership's Certificate and Agreement of Limited Partnership, as amended, will be filed with the Texas Secretary of State, and any and all other necessary or appropriate actions will be taken to dissolve and to terminate the partnership's existence.


     A vote of the majority of the limited partnership interests outstanding as of the record date is required to approve Proposal 2. (Note however that no action will be taken unless both proposals are approved.)

CERTAIN RELATIONSHIPS WITH THIRD PARTIES


     The partnership intends to retain O'Boyle Properties, Inc. as listing broker for the property. This listing broker will be entitled to receive from the partnership a brokerage fee equal to 2% of the gross purchase price paid by a buyer for the property subject to the listing agreement. A form of the listing agreement with O'Boyle Properties, Inc. is attached as Appendix C to this proxy statement.



     One of the proposed amendments to the partnership agreement will provide for compensation to the general partners for the work related to the sale of the final property and the liquidation and dissolution of the partnership by changing the allocation of cash distributions from sales or refinancings among limited partners and general partners. Without this amendment to the partnership agreement, no additional compensation would be paid in connection with the dissolution of the partnership. The general partners believe the amount of this compensation is fair, given the amount of work they will have to undertake in order to dissolve the partnership.


GENERAL PARTNERS AND INDEMNIFICATION


     It is anticipated that the general partners will remain general partners of the partnership whether or not the proposals are approved by the limited partners. The partnership agreement provides for indemnification to the general partners against all liabilities and expenses in connection with the proposed property sale and dissolution or any other affairs of the partnership.


                     RISK FACTORS RELATING TO THE PROPOSALS


     In addition to the other information included elsewhere in this proxy statement, the following factors should be considered carefully in determining whether to approve the property sale, partnership agreement amendments and dissolution proposals. There can be no assurance that the sale of the partnership's property will be consummated or that any of the estimates set forth in this proxy statement will be realized. You are cautioned not to attribute undue certainty to any estimates, which are based on a variety of assumptions relating to the property, general business and economic conditions and other matters. The information contained in this proxy statement, including the minimum amount of the proceeds from the sale of the property and the date which consummation of the sale of the property is anticipated to occur, are based on the partnership's current estimates and are subject to various and significant uncertainties, many of which are beyond the partnership's control. These uncertainties could cause the actual results to differ materially from the partnership's expectations.


FUTURE OPERATING INCOME AND EXPENSES WILL AFFECT THE AMOUNT OF CASH AVAILABLE FOR DISTRIBUTION.


     Operating income and expenses of the partnership prior to the time the final property is sold and the partnership dissolved will likely affect the amount of distributable cash actually available for distribution to the limited partners. If operating losses are incurred in such period, actual distributions to limited partners as a result of the property sale and dissolution could be smaller than otherwise expected. However, if operating income is generated during such period, actual distributions to limited partners as a result of the property sale and dissolution may be greater than expected.


THERE CAN BE NO ASSURANCE THAT THE SALES PRICE WILL NOT BE LESS THAN THE APPROVED SALES PRICE, WHICH COULD RESULT IN THE LIMITED PARTNERS RECEIVING A SMALLER DISTRIBUTION.


     Under the proposals contained in this proxy statement, the general partners may not sell the partnership's property for a sales price less than the approved sales price. If the general partners could not find a buyer willing to pay the approved sales price and think that they must accept a lower offer, the general partners would then have to solicit new proxies in order to obtain approval for the sales transaction. Any such submission to limited partners will likely delay consummation of the property sale and dissolution of the partnership and could prevent the consummation of the property sale and the dissolution if such proposed property sale which is submitted to the limited partners is not approved. The costs associated with this additional proxy solicitation, as well as the receipt by the partnership of sales proceeds of less than the approved sales price, would result in the limited partners receiving smaller distributions than otherwise anticipated. In addition, the partnership may have insufficient cash on hand to fund the costs of an additional proxy solicitation.


DUE TO NUMEROUS VARIABLES, THE PARTNERSHIP CAN ONLY ESTIMATE THE AMOUNT OF CASH THAT WILL ACTUALLY BE DISTRIBUTED TO YOU.


     The amount of cash actually distributed to the limited partners is subject to a variety of factors. These factors include, but are not limited to, the actual sales price of the property, the uncertainty of costs associated with the property sale and dissolution, the uncertainty of future operating income and expenses, the timing of the sale, and whether interim distributions are made to the limited partners. Nevertheless, the general partners estimate that if the final property is sold on or before March 31, 2004 for a sales price between $7.2 million and $8.1 million, the distribution per limited partnership interest will be approximately $86.00 to $165.00, respectively. However, there can be no assurance that the amount actually distributed will equal this estimated amount.



THE UNCERTAINTY OF COSTS ASSOCIATED WITH THE PROPERTY SALE AND DISSOLUTION AND UNKNOWN PARTNERSHIP LIABILITIES COULD ADVERSELY AFFECT DISTRIBUTIONS.



     The costs and expenses of the property sale and dissolution (including sales commissions and the costs of this proxy solicitation) may change between the date of the approval of the proposals and the date of sale. If partnership liabilities, unknown at the time of the mailing of this proxy statement, later arise which must be satisfied or reserved for as part of the proposed property sale and dissolution, the aggregate amount of distributions to limited partners as a result of the property sale and dissolution could be less than anticipated. Delays in the sale of the property and dissolution of the partnership, such as delays involving the marketing of the property or closing of sales of the property, could result in additional expenses (and possibly operating losses) and result in actual aggregate distributions to the limited partners as a result of the property sale and dissolution that are smaller than they otherwise would be.

THE APPROVED SALES PRICE, CALCULATED BASED ON AN APPRAISAL WITHIN 30 DAYS OF THE DATE OF THE SALE CONTRACT, MAY DIFFER FROM OUR CURRENT ESTIMATED SALES PRICE OF BETWEEN $7.2 MILLION AND $8.1 MILLION.



     The appraisal reflects Blake and Associates' valuation of the partnership's property as of September 1, 2003, in the context of the market conditions existing as of such date and the information available on such date. The partnership intends to obtain an updated appraisal within 30 days of the date of the sale contract and the calculation of the approved sales price will be based on the updated appraisal. There can therefore be no assurance that the partnership's property will be sold or disposed of at a price equal to, or representing at least 95% of, the current appraisal. Events occurring after the date of the current appraisal and before consummation of the sale, such as changes in capital markets (including changes in interest rates) that might affect demand for real property, changes in building occupancy, changes in tenant motivation with respect to the exercise of renewal options or changes in real estate property markets, could affect the property or the assumptions used in preparing the appraisal and result in higher or lower values of the property. Therefore, the approved sales price may differ from our current estimate of a sales price between $7.2 million and $8.1 million, which is based on the current appraisal dated September 1, 2003. The appraisal is subject to certain assumptions, limitations and qualifications. The material assumptions, limitations and qualifications made by Blake and Associates in conducting the appraisal are described in this proxy statement.



THE PROPERTY AND DISSOLUTION MAY NOT BE ACHIEVED OR MAY BE DELAYED.



     After the sale of the property and the receipt in cash of the proceeds thereof, the partnership will be dissolved, and the partnership intends to wind up its affairs and liquidate as soon thereafter as possible. The partnership currently estimates that the property will not be sold and the proceeds from such sale will not be received prior to March 2004, and potentially not until later. There can be no assurance that the sale of the property will take place at all, or if the sale does occur, in accordance with such estimated time frame. If the sale does not occur, the partnership will have incurred substantial expenses for which it will receive no ultimate benefit.


ALLOCATION OF INCOME AND LOSS COULD CREATE NEGATIVE TAX CONSEQUENCES FOR YOU.


     Each partner is required to take into account in computing his or her income tax liability his or her allocable share of the partnership's items of income, gain, loss, deduction and credit in accordance with the partnership agreement. If the Internal Revenue Service were to successfully assert that allocations of income or loss under the partnership agreement do not have "substantial economic effect" as defined in Section 704(b) of the Internal Revenue Code, the partnership's income or loss could be re-allocated in accordance with the partners' economic interests in the partnership. Any such reallocation could have the effect of increasing the share of income or decreasing the share of any loss allocated to certain partners or decreasing the share of income or increasing the share of any loss allocated to certain partners. The general partners believe that the partnership will recognize taxable gain as a result of the property sale. The distribution of the cash received by the partnership from the sale of its interests in the property will result in taxable gain to a limited partner to the extent that the amount of cash received by the limited partner exceeds its adjusted basis in its limited partnership interests. If, following the sale and the allocation of gain or loss therefrom, a limited partner receives aggregate cash distributions that are less than its adjusted tax basis in its limited partnership interests, the limited partner will recognize a loss equal to the excess of its adjusted basis in its limited partnership interests over the aggregate cash distributions received by the limited partner.



YOU WILL NOT HAVE ANY DISSENTERS' OR APPRAISAL RIGHTS.



     Neither applicable Texas law nor the partnership agreement provides you with any right to dissent from, or seek an independent appraisal of, the value of the partnership or its assets. Thus, you will be bound to accept the consideration received by the partnership upon the sale of the property and the resulting distributions to you as a result of the property sale, partnership agreement amendments and dissolution if the property sale, partnership agreement amendments and dissolution proposals are approved by the limited partners.

NO FAIRNESS OPINION WAS SOUGHT WITH RESPECT TO THE PROPOSED PROPERTY SALE AND DISSOLUTION.



     While the general partners did retain Blake and Associates to render an independent appraisal with respect to the value of the partnership's property as of September 1, 2003, they did not seek to obtain an opinion relating to the fairness to the limited partners of the proposals. The general partners concluded that because the property will not be sold for less than the approved sales price, no such opinion is warranted. Had such a fairness opinion been obtained, the approved sales price of the property might have been different and possibly more favorable to the partnership and the limited partners. In addition, if the general partners sought a fairness opinion with respect to the proposed property sale and dissolution, it is possible that the partnership would not have been able to obtain one.


THE GENERAL PARTNERS DID NOT RETAIN SEPARATE COUNSEL OR ADVISORS FOR THE LIMITED PARTNERS.


     The general partners engaged legal counsel that represented the interests of the partnership. If advisors were hired that represented only the interests of the limited partners, the terms of the proposed property sale, partnership agreement amendments and dissolution might have been different, and possibly more favorable, to the limited partners.


THE LIMITED PARTNERS WILL LOSE THE OPPORTUNITY TO BENEFIT FROM FUTURE EVENTS.


     It is possible that the future performance of the property will improve or that prospective buyers may be willing to pay more for the partnership's property in the future. It is also possible that limited partners might earn a higher return on their investment if the partnership retained ownership of the property due to possible improvements in future economic and market conditions or other reasons. By approving the proposed property sale, partnership agreement amendments, and dissolution, the limited partners will also be foregoing certain current benefits of ownership of the property, such as appreciation in value.



THERE IS NO ASSURANCE THAT THE PROPOSED PROPERTY SALE, PARTNERSHIP AGREEMENT AMENDMENTS AND DISSOLUTION WILL RESULT IN GREATER RETURNS TO YOU THAN THE OTHER ALTERNATIVES, WHETHER OR NOT CONSIDERED BY THE GENERAL PARTNERS, INCLUDING THE CONTINUATION OF THE PARTNERSHIP.



     If the property sale, partnership agreement amendments and dissolution proposals are not approved by the limited partners, the general partners intend to continue to manage the partnership and its property substantially as it is currently being managed, and may again recommend other proposals in the future to liquidate and dissolve the partnership prior to its stated termination date of January 31, 2012. There can be no assurance that the proposed property sale and dissolution will result in greater returns to you than the continuation of the partnership, a merger with another entity, the reorganization of the partnership as a REIT, a leveraged recapitalization of the partnership or any other strategic alternative, whether or not considered by the general partners.


THE GENERAL PARTNERS WILL HAVE BROAD DISCRETION IMPLEMENTING THE PROPOSALS IF THEY ARE APPROVED.


     The general partners have broad discretion to manage the business and affairs of the partnership. If the limited partners approve the proposals, they also will be deemed to have consented to any transaction that may be undertaken to accomplish the proposed property sale, partnership agreement amendments and dissolution and will not be entitled to approve or disapprove of any such transaction, including the sale of the partnership's property that is within the authorization of the proposals contained in this proxy statement. The partnership will automatically (without requiring any additional approval of the limited partners) be terminated and dissolved following the sale of the partnership's final property.



THE GENERAL PARTNERS MAY POSTPONE THE PROPERTY SALE AND DISSOLUTION EVEN IF THE PROPOSALS ARE APPROVED.



     Even if approval of the proposals is obtained from the limited partners, the general partners reserve the right, in their sole discretion, to postpone the property sale and dissolution beyond March 31, 2004. For example, the general partners may choose to postpone the property sale and dissolution in the event of changes in the general economy or real estate markets.


THE GENERAL PARTNERS HAVE CONFLICTS OF INTEREST.


     Consummation of the property sale and dissolution of the partnership will eliminate any liability of the general partners for liabilities of the partnership that could arise in the continued operation of the partnership. In addition, one of the proposed amendments to the partnership agreement provides for increased allocation of cash distributions from sales or refinancings to SM7 Apartment Investors Inc., one of the general partners. For a more complete discussion of the conflicts of interests of the general partners, see the section in this proxy statement entitled "Conflicts of Interest, Related Transactions and Interests of Certain Persons in the Proposals."



            THE GENERAL PARTNERS' RECOMMENDATION AND REASONS FOR THE


            PROPOSED PROPERTY SALE, PARTNERSHIP AGREEMENT AMENDMENTS

                                AND DISSOLUTION


OVERVIEW



     The general partners believe that the proposed property sale, partnership agreement amendments and dissolution is fair to and in the best interests of the partnership and its limited partners. Accordingly, the general partners have approved the proposed sale of the partnership's property, partnership agreement amendments and dissolution, and recommend that you vote for the approval of each proposal.



     The decision of the general partners to approve the proposed property sale, partnership agreement amendments and dissolution and to recommend the proposals to the limited partners was based upon a detailed study of the advantages and disadvantages of selling the partnership's assets and dissolving the partnership in the near future versus continuing the partnership's operation indefinitely. In making the recommendation to the limited partners to approve the proposals, the general partners considered a number of factors, the most significant of which are listed immediately below:



     - When the limited partners invested in the partnership in the mid-1980s, it was anticipated that the partnership would sell its properties within four to six years. After the partnership's initial public offering, the real estate market entered a period of recession, due to, among other factors: overbuilding, the negative impacts of the Tax Reform Act of 1986, and the collapse of the savings and loan industry. The overall problems in the real estate industry had a negative impact on the rental rates that the partnership was able to achieve. Original investors have now been limited partners for approximately 20 years. The general partners believe that the real estate market has rebounded and the partnership is now positioned to sell its property for a fair value.


     - The general and administrative costs associated with continuing to be a public limited partnership are high compared to the partnership's net operating income. Our continuing operations as a public limited partnership with only one property do not justify the continued incurrence of such costs.


     - Real estate markets tend to run in cycles and the market in which the partnership's final property is located has been experiencing a cycle of high occupancies and increasing rental rates for this type of property. It is difficult to determine when this cycle will inevitably end and when the next favorable market will develop. The general partners believe that the increase in value that might occur by holding the property is not worth the risk of missing the opportunities afforded by selling the property in the current market environment.



     - The age of the partnership's property may begin to have a negative impact on its value. As the property ages, the cost of repairs and maintenance will increase, and potential buyers may discount the price accordingly. The general partners believe that selling the property when there is little deferred maintenance will help the partnership achieve the best sales price possible in the current market.

     - The general partners will work diligently to achieve the highest price possible for the partnership's final property. This will be achieved by listing the property for sale with a nationally-recognized real estate company to solicit bids from multiple unaffiliated third parties and through arms' length negotiations with the potential purchasers. The condition that the property will not be sold for less than the approved sales price is intended to give the limited partners some certainty that the property will not be sold for a sales price substantially less than the market value of the property at that time.

     - If the property is not sold, it will continue to subject the partnership to the risks inherent in the ownership of property such as fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the partnership and federal and local laws and regulations affecting the ownership and operation of real estate.

     - The mortgage on the property is assumable by the buyer for a fee, with the lender's consent, so that no prepayment penalty will be due if the loan is assumed by the buyer.

The general partners also considered a number of negative factors, including those listed below, in approving the proposals.


     - There can be no assurance that the property sale and dissolution will result in greater returns to the limited partners than a continuation of the partnership. With respect to the value of the partnership's property, the partnership will not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the property.



     - There could be actual or potential conflicts of interest of the general partners in connection with the property sale and dissolution.



     - The property sale will be a taxable transaction to the limited partners.


     The general partners did not attempt to quantify or otherwise assign relative weights to the specific factors it considered or determine that any factor was of particular importance. A determination of various weightings would, in the view of the general partners, be impractical. Rather, the general partners viewed their position and recommendations as being based on the totality of the information presented to, and considered by, the general partners. In addition, individual directors of the general partners may have given different weight to different factors.


ALTERNATIVE TO THE PROPERTY SALE AND DISSOLUTION: CONTINUATION OF THE
PARTNERSHIP



     In making its assessment of the fairness and advisability of the proposed property sale and dissolution, the general partners investigated, analyzed and reviewed the possibility of continuing the partnership in accordance with its existing business plan and partnership agreement. After considerable analysis, the general partners determined that the only options are to sell the final property or to continue operations. Nothing in the partnership's organizational documents requires the general partners to proceed with liquidating the partnership's assets. While the disclosure document pursuant to which the limited partnership interests were offered to the public disclosed the intention of the partnership to liquidate its assets within four to six years from acquisition, the general partners are not under any legal or other obligation to liquidate assets prior to January 31, 2012.



     In order to determine whether the proposed property sale and dissolution or continuation of the partnership would be more attractive to you, the general partners compared the potential advantages and disadvantages to the proposed property sale and dissolution with the potential advantages and disadvantages of continuation of the partnership. The general partners believe that continuation of the partnership offers potential advantages and suffers from potential disadvantages not possessed by the proposed property sale and dissolution. Set forth below are the conclusions of the general partners regarding the comparisons of the proposals to continuation of the partnership.

Advantages of Continuation:

     - Continuing the partnership should allow the limited partners to benefit from any possible future improvements in economic and market conditions, which could produce increased cash flow and enhance the sales price of the property.


     - Continuation of the partnership avoids most disadvantages that might be deemed inherent in the proposed property sale and dissolution.


Disadvantages of Continuation:


     - The primary disadvantage of continuing the partnership is the general partners' belief that the partnership will not secure for limited partners the benefits (on a net present value basis) that the general partners expect to result from property and dissolution of the partnership.


     - The general and administrative costs associated with continuing to be a public limited partnership are high compared to the partnership's net operating income. Our continuing operations as a public limited partnership with only one property do not justify the continued incurrence of such costs.

     - There is no liquid market for the limited partnership interests, except a secondary market which trades at a discount to the original investment.

     - There can be no assurance that leases which expire will be able to be renewed or re-leased at rental rates comparable to current rates.


     - The partnership's property is aging, and increased capital expenditures for property maintenance are likely.


     - The partnership would continue to bear the risks of any catastrophic internal or external events.

     - There can be no guarantee that other alternatives, such as the proposals described in this proxy statement, would not be more advantageous to the limited partners.

     - In 1998, the partnership refinanced the mortgage on Fifth Avenue Apartments. One of the terms of the current loan is a significant prepayment penalty. This penalty makes it unlikely that the partnership will be able to obtain more favorable financing for the mortgage of the partnership on the Fifth Avenue Apartments.

     - Fifth Avenue Apartments has been fully depreciated. If we continue operations, the amount of income attributable to each limited partnership interest will likely increase because of the lack of further depreciation expense to offset income.


     General Partners' Recommendation and Comparison with the Proposed Property Sale and Dissolution. Continuing the partnership would keep you in a relatively illiquid investment vehicle without the ability to reasonably exit the investment. The general partners have concluded that continuation of the partnership is not as attractive an alternative as the proposed property sale, partnership agreement amendments and dissolution.


APPRAISAL OF THE PROPERTY


     In determining the fairness of the property sale, the general partners have relied in part upon a property appraisal (an executive summary of which is attached hereto as Appendix A and incorporated herein by this reference) prepared by an independent appraisal firm, Blake and Associates, to establish the market value of the property, sometimes referred to as the appraised value in this proxy statement. A condition to the sale of the property will be that the aggregate sales price will equal at least the approved sales price, which is 95% of the appraised value as of a date within 30 days of the sale contract. In preparing the appraisal, Blake and Associates was engaged to determine the market value of the property without taking into account the specific financial interest of any person. Blake and Associates' appraisal was certified by Arturo Singer, MAI who is a principal of Blake and Associates. The general partners believe that the use of a single independent appraiser increased the likelihood that the value of the property would be determined on a fair, and unbiased, basis.

     Selection and Qualifications of Appraiser. The general partners engaged Blake and Associates based on their desire to engage an appraiser with a national reputation. Blake and Associates has engaged exclusively in providing real estate valuation services for over 50 years. Blake and Associates is headquartered in New York with eight regional offices. The Southwest Region is headed by Arturo Singer, MAI, Principal/Manager.



     Conclusions as to Value. Based upon the review as described below, it is Blake and Associates' opinion that the market value of the partnership's interest in the property as of September 1, 2003 is $7,650,000.



     Summary of Methodology. For properties of this type, appraisers frequently consider two approaches to value of properties: the income capitalization approach and the sales comparison approach. The income capitalization approach involves an economic analysis of the property based on its potential to provide future net annual income. The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market.



     The appraisal was performed using the income capitalization approach and the sales comparison approach. The property was appraised by Blake and Associates in accordance with the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Practice, as promulgated by the Appraisal Foundation.



     Valuation Methodology -- Income Capitalization Approach. Blake and Associates' valuation has been based in part upon information supplied to it by the manager of the property and the partnership, including but not limited to:



     - rent rolls;



     - property descriptive information; and



     - historical income, expenses, cash flow and related financial information.



     Blake and Associates relied upon such information and assumed that the information provided by the property managers and the partnership was accurate and complete and did not attempt to independently verify such information.



     Blake and Associates interviewed and relied upon the property managers' management personnel to obtain information relating to the condition of the property, including any deferred maintenance, capital budgets, environmental conditions, status of on-going improvements or other factors affecting the physical condition of the property improvements. However, Blake and Associates was not provided with Property Condition Assessments (deferred maintenance) or Phase I Environmental Reports on the property. Blake and Associates also interviewed the property manager's management personnel regarding competitive conditions in property markets, trends affecting the property, certain lease and financing factors, and historical and anticipated lease revenues and expenses. Blake and Associates also reviewed the historical operating statements of the property.


     Based on the lease and market rent analysis, rental revenue projections were developed based on the terms of existing leases and based on analysis of market rents and historical rents achieved at the property.


     Expenses were analyzed based upon a review of 2001, 2002 and year-to-date 2003 actual expenses. Blake and Associates also reviewed, among other things, data on expenses for comparable properties appraised by Blake and Associates. Inflation and growth rates were estimated by Blake and Associates based on those assumptions typically used by buyers and sellers in the local marketplace, which were derived, in part, from published surveys of real estate brokers and investors.



     Blake and Associates considered one method to determine valuation under this income capitalization approach: the direct capitalization method. Direct capitalization is a method used to convert a single year's estimated stabilized net operating income into an indication of value. Under this method, the income producing capacity of a property on a stabilized basis is determined by estimating the gross potential revenue of the property, making deductions for vacancy and collection losses and building expenses, and then capitalizing the net income at a market-derived rate to yield an estimate of value. In determining an overall capitalization rate, Blake and Associates reviewed overall capitalization rates indicated by comparable sales and published surveys of brokers, investors and other real estate market participants. Net operating income was capitalized at a capitalization rate as estimated in accordance with the comparable sales transaction data.



     Valuation Methodology -- Sales Comparison Approach. Based upon actual and proposed sales transactions identified in the property's region, indices of value for the property were derived considering the respective property's age, location and other factors. The indices of value primarily included price per unit. Adjustments were applied to the indices of value derived from the comparable sales transactions. The indices of value were applied to the property to estimate value in accordance with the sales comparison method. Price per unit as estimated by reference to comparable sales transactions was multiplied by the subject's number of rentable units to derive an estimate of value. Moreover, an effective gross income multiplier, or EGIM, analysis was performed. EGIM is defined as the ratio between sales price or value and effective gross income.



     Assumptions, Limitations and Qualifications of Appraisal. The appraisal reflects Blake and Associates' valuation of the partnership's property as of September 1, 2003 in the context of the market conditions existing as of such date and the information available on such date. Events occurring after the date of the appraisal and before consummation of any sale of the property, such as changes in capital markets (including changes in financing rates) that might affect demand for real property, changes in building occupancy, changes in tenant motivation with respect to the exercise of renewal options, or changes in real estate property markets, could affect the property or the assumptions used in preparing the appraisal and result in higher or lower values of the property if an updated appraisal were conducted at such time. Blake and Associates has no obligation to update the appraisal on the basis of subsequent events.



     Blake and Associates utilized certain assumptions to determine the appraised value of the property. The specific assumptions, limitations and qualifications made by Blake and Associates in conducting the appraisal include, among other things:



     - Information and data contained in the reports, although obtained from public records and other reliable sources and, where possible, carefully checked by Blake and Associates, were accepted as satisfactory evidence upon which rests the final expression of the property's value.



     - Blake and Associates made no legal surveys nor have they commissioned them to be prepared and therefore reference to sketches, plats, diagrams or previous surveys are only for the reader's visualization of the property.



     - Blake and Associates assumed that all information known to the client and relative to the valuation has been accurately furnished and that there are no undisclosed leases, agreements, liens, or other encumbrances affecting the use of the property.



     - Blake and Associates assumed that ownership and management are competent and the property is in responsible hands.



     - No responsibility beyond reasonableness was assumed by Blake and Associates for matters of a legal nature, whether existing or pending.



     - Blake and Associates is not required to give testimony as an expert witness in any legal hearing or before any court of law unless justly and fairly compensated for such services.



     - By reason of the purpose of the appraisal or function of the report set forth in the appraisal, the value reported is only applicable to the property rights appraised and the appraisal report should not be used for any other purpose.



     - Blake and Associates was not furnished with engineering or soil studies, nor did they commission these to be prepared. Therefore, the opinions as to structural strength of the improvements and drainage and subsoil conditions were based upon observation only and are assumed to be adequate.

     - Blake and Associates believes that there is no evidence to suggest that the property is significant to American history, architecture or culture. Moreover, the property is not considered to be a part of a historic district.



     - Blake and Associates did not make specific compliance surveys and analysis of the property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act. It is possible that compliance surveys of the property together with detailed analyses of the requirements of that act could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the property's value. Since the appraisers have no direct evidence relating to this issue, they did not consider possible non-compliance with the requirements of that act in estimating the property's value.



     - At the partnership's request, the date of the appraised value is September 1, 2003. As Blake and Associates' inspection of the property occurred on July 22, 2003, they assumed the property and general market conditions to have remained stable from the date of the inspection to the date of valuation.



     - The appraisers have inspected the property in regard to the presence of hazardous materials and have questioned management specifically for their knowledge, present and historically, as it relates to the problem. Blake and Associates was not provided with Property Condition Assessments or Phase I Environmental Reports on the property. No environmental hazards known have been uncovered at this time. However, Blake and Associates is not qualified to detect such substances. The presence of hazardous materials may affect the values of the property. The estimated value is predicated on the assumption that there is no such material on or in the property that would cause a loss in its value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them.



     - A survey of the subject site was not provided to Blake and Associates. The land area of the partnership's property was taken from the legal description provided by the partnership. This land area is assumed to be correct and any deviation in the land areas could impact the market value estimate.



     The appraisal is available for your inspection at the partnership's executive offices during regular business hours.



     Compensation and Material Relationships. In exchange for preparing the appraisal for the partnership's property, Blake and Associates was paid a fee of $5,500. Blake and Associates also was paid for its expenses in reviewing certain of the proxy solicitation materials and related documentation. Payment of appraisal fees to Blake and Associates is not dependent upon the completion of the proposed property sale.


OFFERS FROM THIRD PARTIES

     The partnership has not received any offers, or entered into any agreements, for the purchase of the limited partnership interests or the partnership's properties within the last two years.

                            SELECTED FINANCIAL DATA

                (dollars in thousands except per interest data)



                                                   As of and for the years ended
                                                           December 31,
                                                           ------------
                                           2002      2001      2000      1999      1998
                                           ----      ----      ----      ----      ----
Gross Income                              $ 1,408   $ 1,463   $ 1,398   $ 1,371   $ 1,361
Net Loss                                     (300)     (206)     (256)     (263)     (429)
Net loss per Limited Partner Interest      (26.83)   (18.44)   (22.88)   (23.48)   (38.31)
Total Assets at Year-End                    2,287     2,646     2,918     3,257     3,585
Total Mortgage Notes Payable at Year-End    6,149     6,219     6,284     6,343     6,400


     Since inception, no distributions have been made to either the general partners or the limited partners.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain United States federal income tax consequences to limited partners arising from the proposed sale of the partnership's interest in its remaining property and the liquidation of the partnership. This summary is based upon the Internal Revenue Code of 1986, as currently in effect, applicable Treasury Regulations adopted thereunder, reported judicial decisions and Internal Revenue Service rulings, all as of the date hereof, and all of which are subject to prospective or retroactive change in a manner which could adversely affect limited partners.

     This summary is based on the assumption that interests in the partnership are held by the limited partners as capital assets and does not purport to deal with limited partners in special tax situations such as insurance companies, real estate investment trusts, regulated investment companies, financial institutions, tax-exempt entities, nonresident aliens and foreign corporations. Moreover, this summary does not address the possible consequences to limited partners under any state, local or foreign tax laws of the states and localities where they reside or otherwise do business or where the partnership operates. AS SUCH, EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE CONSEQUENCES TO HIM OR HER OF THE SALE OF THE PROPERTY AND THE DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP.

Allocation of Income and Loss -- Generally


     A partnership is not a taxable entity. Therefore, no federal income tax liability may be imposed upon a partnership. Instead, each partner is required to take into account in computing his or her income tax liability his or her allocable share of the partnership's items of income, gain, loss, deduction and credit (collectively referred to herein as "income or loss") in accordance with the partnership agreement. If the allocation of income or loss in the partnership agreement does not have "substantial economic effect" as defined in Internal Revenue Code Section 704(b), the law requires the partnership's income or loss to be allocated in accordance with the partners' economic interests in the partnership. Generally, the distribution of cash attributable to partnership income is not a taxable event unless the distributee partner receives cash distributions in excess of his or her basis in his or her interest in the partnership.


Taxation of the Sale of Partnership Property


     For federal income tax purposes, the partnership will realize and recognize gain or loss on the sale of property. The amount of gain recognized for federal income tax purposes with respect to a property, if any, will be an amount equal to the excess of the amount realized (i.e. cash or other consideration received by the partnership reduced by the expenses of the sale) over the partnership's adjusted tax basis for the property. Conversely, the amount of loss recognized with respect to the sale of a property, if any, will be an amount equal to the excess of the partnership's adjusted tax basis in the property over the amount realized by the partnership for such property. The "adjusted tax basis" of a partnership property is its cost (including non-deductible capital expenditures made by the partnership at the time of purchase) with certain additions or subtractions for expenditures, receipts, losses, or other items properly chargeable to the capital accounts during the period of time from the acquisition of the property until the sale of the property.

Characterization of Gain or Loss


     In general, gains (other than the amount of gain attributable to certain depreciation recapture, which would be classified as ordinary income) recognized with respect to the sale of the partnership's interests in its property should be treated as recognized from the sale of a "Section 1231" asset (i.e., real property and depreciable assets used in a trade or business and held for more than one year). A limited partner's share of gains from the sale of Section 1231 assets of the partnership will be combined with any other Section 1231 gains and losses recognized by such limited partner in that year. If the result is a net loss, the loss is characterized as an ordinary loss. If the result is a net gain, the gain is characterized as a capital gain except that such gain will be treated as ordinary income to the extent the limited partner has "non-recaptured" Section 1231 losses. For these purposes, "non-recaptured"
Section 1231 losses means a limited partner's aggregate Section 1231 losses for the five most recent prior years that have not previously been recaptured.


     For purposes of the passive activity loss limitations of Section 469 of the Internal Revenue Code, gains recognized from the sale by the partnership of its interests in its properties generally will be treated as passive activity income.

Liquidation of the Partnership

     A limited partner's adjusted tax basis in its limited partnership interests is equal to its cost for the limited partnership interests reduced by its allocable share of:

     - partnership distributions;

     - partnership losses; and

     - expenditures of the partnership not deductible in computing its taxable income and not properly chargeable to capital account.

A limited partner's adjusted tax basis is increased by its allocable share of:

     - taxable income of the partnership;

     - income of the partnership exempt from tax; and

     - additional contributions to the partnership.


     For purposes of determining a limited partner's adjusted tax basis in its partnership interest, an increase in a limited partner's share of partnership liabilities is treated as a contribution of cash by that limited partner to the partnership, and thereby results in an increase in the limited partner's adjusted tax basis in its limited partnership interests. Conversely, a decrease in a limited partner's share of partnership liabilities is treated as distribution of cash from the partnership, and thereby results in a decrease in the limited partner's adjusted tax basis in its limited partnership interests. To the extent that a decrease in a limited partner's share of partnership liabilities results in a deemed cash distribution to the limited partner which exceeds the limited partner's adjusted tax basis in its limited partnership interests, the limited partner will recognize gain to the extent of the excess of the deemed cash distribution over its adjusted tax basis in its limited partnership interests.


     Upon liquidation of the partnership, a limited partner will recognize gain to the extent of the excess of the cash received by the limited partner (including any deemed cash distributions to the limited partner attributable to the limited partner's share of partnership liabilities) over the limited partner's adjusted tax basis in its limited partnership interests, as such adjusted tax basis is adjusted to reflect the limited partner's allocable share of income or loss arising from normal partnership operations for the year of liquidation and the sale of the partnership's interests in its properties in the year of liquidation. Conversely, upon the sale of the last property and the liquidation of the partnership (assuming only cash is distributed), a limited partner will recognize loss to the extent of the excess of its adjusted tax basis in its limited partnership interests (as adjusted to reflect the limited partner's allocable share of income or loss arising from normal partnership operations for the year of liquidation and the sale of the partnership's interests in its properties in the year of liquidation) over the cash received by the limited partner. In addition, the actual amount of gain arising from the liquidation of the partnership will vary for each limited partner depending upon its adjusted tax basis in its limited partnership interests (which in turn will vary depending upon the price paid by the limited partner for its limited partnership interests, the aggregate partnership distributions received by the limited partner with respect to its limited partnership interests, and the items of partnership income or loss as well as allocations of partnership indebtedness made to the limited partner for federal income tax purposes) and the amount of cash distributed to the limited partner in connection with the liquidation of the partnership.


     When the partnership transfers assets to the liquidating trust, the partnership will use reasonable commercial efforts to structure the transfer and the liquidating trust in such a manner that the consequences described in this paragraph will result. The partnership expects that the liquidating trust will qualify as a grantor trust under the Internal Revenue Code. However, the partnership does not intend to seek a ruling from the Internal Revenue Service regarding the tax treatment of the liquidating trust. Partners will be treated for tax purposes as having received the liquidating trust's assets together with all partnership assets received upon liquidation of the partnership, and such distribution should be treated as provided above. The partners will then be treated as if they contributed the liquidating trust assets to the liquidating trust, which should not be taxable to either the partners or the liquidating trust. The liquidating trust itself generally will not be subject to tax, and, after the formation of the liquidating trust, each partner will take into account for federal income tax purposes his, her or its allocable portion of any income, gain, deduction or loss which the liquidating trust recognizes. Distributions of assets by the liquidating trust to the partners will not be taxable to them. Each partner should be aware that he, she or it may be liable for tax as a result of the transfer of assets by the partnership to the liquidating trust and the ongoing operations of the liquidating trust, even if the liquidating trust has not made any actual distributions to partners with which to pay such tax.


Characterization of Gain or Loss

     Any gain or loss recognized by a limited partner on liquidation of the partnership should be treated as gain or loss from the sale of a capital asset if the limited partner holds its limited partnership interests as a capital asset. However, the treatment of the gains and losses recognized by the limited partners (as capital or ordinary gain or loss and the ability to offset the two) may differ depending on whether limited partners have any non-recaptured Section 1231 losses as discussed above. Any gain or loss arising from the liquidation of the partnership generally will be treated as passive gain or loss pursuant to
Section 469 of the Internal Revenue Code.

Passive Loss Limitations


     A limited partner's allocable share of partnership income or loss may be subject to the passive activity loss limitations. Limited partners who are individuals, trusts, estates, or personal service corporations may offset passive activity losses only against passive activity income. Limited partners that qualify as closely held corporations under Section 469 of the Internal Revenue Code may offset passive activity losses against both passive activity income and active income (for this purpose, however, "active income" does not include portfolio income). A limited partner's allocable share of any partnership gain realized on the sale of the partnership's interests in its properties will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments. Because the sale of the partnership's last property and the dissolution of the partnership following such sale will qualify as a disposition of the partnership's activity for purposes of the passive loss rules, a limited partner's allocable share of any partnership loss realized as a result of the sale of the partnership's interests in its properties and any suspended partnership losses from prior years should not be subject to the passive loss limitations in the taxable year of such sale and dissolution.

Income Tax Rates/Taxation of Gains and Losses

     The Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Economic Growth and Tax Relief Act of 2001 and the Jobs and Growth Tax Relief Reconciliation Act of 2003 contain significant changes to the taxation of ordinary income and capital gains of individuals, trusts and estates. The maximum rate of tax on adjusted net capital gains of individuals, trusts and estates from the sale or exchange of capital assets held for more than one year has been reduced to 15%, and the maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year (other than certain depreciation recapture taxable as ordinary income) is 25% to the extent of the deductions for depreciation with respect to such property. The current maximum tax rate on ordinary income of individuals is 35%. This disparity in tax rates could be beneficial to individual limited partners with suspended losses attributable to the partnership. Following the sale of the last property by the partnership, a limited partner will be considered to have disposed of his or her entire interest in the partnership, and thus, the limited partner should be entitled to deduct all suspended passive losses from the partnership against any ordinary income earned by such limited partner in the year of liquidation of the partnership or use such suspended losses to offset any gain allocable to such limited partner on the sale of the partnership's interests in its properties. Capital gains of individuals and corporate taxpayers can be offset by capital losses. However, capital losses can be deducted, in any year, only to the extent of a limited partner's capital gains plus, in the case of a non-corporate taxpayer, ordinary income up to $3,000.

Exempt Employee Trusts and Individual Retirement Accounts


     Tax-exempt organizations, including trusts which hold assets of employee benefit plans, although not generally subject to federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization which is unrelated to its exempt activities. However, such unrelated business taxable income does not in general include rents from real property, gain from the sale of property other than inventory or property held for sale to customers in the ordinary course of business, interest, dividends and certain other types of passive investment income that are not derived from "debt-financed property" as defined in Section 514 of the Internal Revenue Code. If, as the partnership believes, the property is not characterized as "inventory," and is not held primarily for sale to customers in the ordinary course of the partnership's business, and the partnership's indebtedness is not "acquisition indebtedness" for purposes of Section 514(c) of the Internal Revenue Code, the income from the sale of the property should not constitute unrelated business taxable income. Finally, the partnership's temporary investment of funds in interest-bearing instruments and deposits also should not give rise to unrelated business taxable income.


     THE FOREGOING ANALYSIS CANNOT BE, AND IS NOT INTENDED AS, A SUBSTITUTE FOR CAREFUL TAX PLANNING. LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN TAX SITUATIONS AND THE EFFECTS OF THE SALE BY THE PARTNERSHIP OF ITS INTERESTS IN ITS PROPERTY AND THE LIQUIDATION OF THE PARTNERSHIP AS TO FEDERAL, STATE, LOCAL AND FOREIGN TAXES INCLUDING, BUT NOT LIMITED TO, INCOME AND ESTATE TAXES.

                CONFLICTS OF INTEREST, RELATED TRANSACTIONS AND
                 INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

     Under applicable law, the general partners have a fiduciary duty of both loyalty and care to the partnership and to its limited partners. This duty requires that the general partners exercise good faith and integrity in handling partnership affairs and that these affairs be conducted in the best interests of the partnership and the limited partners. As a fiduciary, the general partners are charged with the safekeeping and use of all partnership funds and assets and must use such funds and assets for the exclusive benefit of the partnership. Further, the general partners must safeguard the rights of the limited partners provided under Texas law and the partnership agreement. The general partners are liable to the partnership for any violation or breach of these fiduciary duties. In this connection, it is a requirement that all material conflicts of interest faced by the general partners in connection with the adoption of the proposals and the sale of the property be fully disclosed for consideration by the limited partners. In considering the recommendation of the general partners, you should consider the conflicts of interest described below and be aware that the general partners and some of their affiliates have interests in the proposals that are different from, or in addition to, your interests as a limited partner.



     During the years ended December 31, 2002, 2001 and 2000, the general partners or their affiliates were reimbursed for partnership administrative and operating expenses, excluding property and construction management fees, in the amounts of $11,641, $11,681 and $11,050, respectively.


     On January 1, 1990, Murray Management Corporation retained Anterra Management Corporation, an affiliate of the general partners, to provide certain administrative and management services with respect to the partnership and its properties. Anterra Management Corporation is a real estate related service company formed by former executive officers of Murray Management Corporation and its affiliates, and earned property and construction management fees of $56,205, $57,867 and $61,528 for the years ended December 31, 2002, 2001 and 2000, respectively. Once the proposals are approved and Fifth Avenue Apartments is sold, Anterra Management Corporation will not earn any further management fees.


     One of the proposed amendments to the partnership agreement would provide for compensation to SM7 Apartment Investors Inc. for its work related to the sale of the final property and the liquidation and dissolution of the partnership, in the form of an increased allocation of cash distributions from sales or refinancings to it. The general partners believe the amount of this compensation is fair, given the amount of work to be undertaken in order to sell the final property, liquidate and dissolve the partnership.



     No formal procedures were put in place to minimize the potential conflicts of interest between the general partners and the partnership. The general partners have sought to honor faithfully their fiduciary duty to the partnership even though the non-corporate general partner anticipates receiving a portion of the property sale and dissolution proceeds. The general partners believe that Blake and Associates' independent appraisal and other aspects of procedural fairness have been incorporated into the structure of the proposed property sale and dissolution, and the expected benefits to you from the proposed property sale and dissolution offset any detriment arising from such conflicts of interest or the absence of an independent representative.



     The general partners did not engage separate legal and financial representation for the limited partners. Had separate representation been arranged for limited partners, the terms of the proposed property sale, partnership agreement amendments and dissolution might have been different and possibly more favorable to you. In addition, if separate representation had been arranged for the limited partners, issues unique to the value of the partnership might have received greater attention during the structuring of the proposed property sale, partnership agreement amendments and dissolution.


                               REGULATORY MATTERS


     No federal or state regulatory approvals need be obtained in connection with the proposals and the sale of the property thereunder. Certain filings will be required in Texas upon approval of the amendments to the partnership agreement and upon the dissolution of the partnership.


                              ACCOUNTING TREATMENT


     The consent of the limited partners to the property sale, partnership agreement amendments and dissolution proposals will ultimately have an impact on the accounting treatment applied to the partnership in its financial statements prepared in accordance with generally accepted accounting principles. The partnership currently classifies all of its operating property as "assets to be held for use" and will continue to classify the operating property as such until it is determined that management of the partnership actually has the current ability to remove the assets from operations. At that time, the partnership will reclassify the property as "assets to be disposed of." Other criteria for the reclassification to "assets to be disposed of" include:


     - management, which has the appropriate level of authority, approving and committing the partnership to a formal plan of sale;


     - the formal plan of sale specifically identifies the assets to be sold, actions to be taken and expected date of completion of the property sale;


     - the partnership has an active program to find a buyer for the assets;

     - management can estimate the proceeds of the sale;

     - action required by the formal plan of sale will begin immediately;


     - the period of time to complete the property sale indicates that significant changes to the formal plan of sale are not likely; and


     - the sale of the asset is probable within a one-year period.


     Once the property is classified as "assets to be disposed of," the property is carried at the lower of carrying amount or fair value less cost to sell.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                       AND MANAGEMENT OF THE PARTNERSHIP


     Naomi Ruth, The Wilden Trust owns 600 limited partnership interests or approximately 5.42% of the total outstanding number of limited partnership interests. MP Value Fund VI, LLC, MP Income Fund XV, LLC and MP Falcon Growth Fund, LLC, a group of affiliated funds, own approximately 6.5% of the total outstanding number of limited partnership interests. No other person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) is known to the partnership to be the beneficial owners of more than five percent of the outstanding limited partnership interests as of September 15, 2003.



     No general partner or any officer or director of a general partner beneficially owned or owned of record directly or indirectly any limited partnership interests as of September 15, 2003.


     No arrangements are known to the partnership which may result in a change of control of the partnership.

           ABSENCE OF PUBLIC MARKET FOR LIMITED PARTNERSHIP INTERESTS

     There is no public market for the limited partnership interests and none has existed since the original public offering of the limited partnership interests. Occasional transfers of limited partnership interests have occurred during this period, but the general partners only receive information once a month regarding the prices, if any, paid for limited partnership interests in connection with such transfers. Consequently, you may not be able to liquidate your limited partnership interests in the event of an emergency or for any other reason, and your limited partnership interests may not be readily accepted as collateral for a loan.

                               FEES AND EXPENSES


     All fees and expenses in connection with the preparation, printing and mailing of this proxy statement will be paid by the partnership. Such expenses are expected to total approximately $200,000.


                        INFORMATION CONCERNING AUDITORS

     Representatives of KPMG LLP will be present at the special meeting, will have an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions.

                           LIMITED PARTNER PROPOSALS

     The partnership has no annual or periodic meetings of the limited partners. Meetings of the limited partners shall be called by the general partners upon receipt of a request in writing signed by limited partners holding at least 10% of the limited partnership interests then outstanding. Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted. Notice of any such meeting shall be delivered to all general and limited partners within 10 days after receipt of the request and not less than 15 nor more than 60 days before the date of such meeting.

                                 OTHER MATTERS

     The partnership is not aware of any additional matters not set forth in the notice of special meeting of limited partners that will be presented for consideration at the special meeting. IF SUCH PROPOSALS OR ANY OTHER MATTERS REQUIRING THE VOTE OF THE LIMITED PARTNERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PERSONS AUTHORIZED UNDER THE PROXIES WILL VOTE AND ACT ACCORDING TO THEIR BEST JUDGMENT.

                      WHERE YOU CAN FIND MORE INFORMATION


     We are subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Under the Exchange Act, we must file reports, proxy statements and other information with the SEC. You may read and copy any of this information at the following location of the SEC:


                           SEC Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of our material by mail at prescribed rates from:

                            Public Reference Section
                       Securities and Exchange Commission
                             450 Fifth Street, N.W.
                          Washington, D.C. 20549-0004.

     The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, like the partnership, that file electronically with the SEC. The address of that website is http://www.sec.gov.

                           INCORPORATION BY REFERENCE


     A copy of the partnership's Annual Report on Form 10-K for the year ended December 31, 2002, is attached to this proxy statement as Appendix B.



     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The documents the partnership is incorporating by reference are:



     - The partnership's Annual Report on Form 10-K for the year ended December 31, 2002; and



     - All other documents which the partnership filed, or will file, pursuant to Section 13 or 15(d) of the Exchange Act since December 31, 2002 to the date of the special meeting.


     The partnership will provide by first class mail within one business day of receiving a written or oral request a copy of any or all of the documents incorporated by reference in this proxy statement (other than exhibits to such documents unless such documents are specifically incorporated by reference into the information this proxy statement incorporates). Written requests for such copies should be addressed to the partnership at 5520 LBJ Freeway, Suite 500, Dallas, Texas 75240, and telephone requests may be made to Richard Hoffmann, at
(972) 404-7106.

                                   APPENDIX A


     JOSEPH J. BLAKE AND ASSOCIATES, INC.'S PROPERTY APPRAISAL COVER LETTER


                             AND EXECUTIVE SUMMARY

               [Joseph J. Blake and Associates, Inc. Letterhead]



BLAKE APPRAISALS


Joseph J. Blake and Associates, Inc.


Real Estate Appraisers and Consultants


3027 Routh Street, Suite 103


Dallas, TX 75201


Phone: (214) 969-7477


FAX: (214) 969-7495



September 8, 2003



Mr. Richard Hoffmann


S/M Real Estate Fund VII, LTD


5520 LBJ Freeway, Suite 500


Dallas, Texas 75240



Reference: Complete Appraisal of the Fifth Avenue Apartments located at 11530
           Vance Jackson Road, San Antonio, Bexar County, Texas 78230



Dear Mr. Hoffmann:



In compliance with your request, we have appraised the above captioned property as of September 1, 2003. The ensuing report and final estimate of value have been based upon a careful and personal inspection of the property on July 22, 2003 and upon research into various factors that tend to influence value.



Briefly described, the subject is improved with a two and three-story, walk-up, garden type apartment complex containing 198 units. Fifth Avenue is situated on 8.451+ acres located at the northeast corner of Vance Jackson Road and Wall Street, in the northwestern sector of the City of San Antonio, Texas. The site is situated within the "MF-33", Multi-Family District, as defined in the San Antonio, Zoning Ordinance. The "MF-33", Multi-Family District allows for apartment construction and requires a minimum of 1.5 parking spaces per unit or 297+ total spaces for the subject. The subject is developed with a reported 262+/- parking spaces of which 22 are covered. As a result, it appears that the subject does not conform to existing parking requirement. We were informed that in the event the subject were more than 50% destroyed by fire or some natural disaster, the property would require to be brought into conformance with current parking requirement if the property were re-built.



The property was reportedly constructed in 1982 and consists of concrete slab foundations, wood structural framing, stucco and wood siding exteriors with pitched composition roofs. The project offers units ranging in size from 565+/- to 1,353+/- square feet (855+/- square foot average unit size) and contains a total net rentable area of 169,270+/- square feet. Site improvements include one pool, a clubhouse, fitness center, hot tub, one tennis court one laundry room, perimeter fencing, open parking and mature landscaping. The subject also has 22 carports that are available for $15 per month The complex was 96% occupied and 97% leased as of the date of inspection.



The analysis and results of our investigation are submitted in the accompanying report which has been prepared in conformity with and is subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute, FIRREA and the Uniform Standards of the Professional Appraisal Practice, as promulgated by the Appraisal Foundation. The purpose of this appraisal is to estimate the "as is" market value of the fee simple estate of the subject.



Your attention is directed to the Basic Assumptions and Limiting Conditions section of this report, which outlines the scope and use of this report. We further direct you to the Executive Summary which outlines highlights and conclusions of this report.

September 8, 2003

Mr. Richard Hoffmann

Page  2


VALUATION ESTIMATE



Attached is the appraisal report, which describes the investigation and analysis, together with Certification and Limiting Conditions upon which we base our opinion that the market value of the fee simple estate of the subject, as of September 1, 2003 is:



                                   $7,650,000



                SEVEN MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS



Respectfully submitted,



JOSEPH J. BLAKE AND ASSOCIATES, INC.



/s/ Arturo Singer

---------------------------------------------------------

Arturo Singer, MAI


Principal/Regional Manager


State Certified General Real Estate Appraiser


No. TX-1322588-G



/s/ Cliff Dawson

---------------------------------------------------------

Cliff Dawson


Senior Associate


Trainee -- 1326592

                               EXECUTIVE SUMMARY



Property Name:                   Fifth Avenue



Address:                         11530 Vance Jackson Road, San Antonio, Bexar
                                 County, Texas 78230



Location:                        Fifth Avenue is situated at the northeast
                                 corner of Vance Jackson Road and Wall Street, in the northwestern sector of the city of San
                                 Antonio.



Purposes of the Appraisal:       To estimate the market value of the fee simple
                                 estate of the subject.



Highest and Best Use:            As Vacant -- The highest and best use of the
                                 site, as vacant, is to hold as investment until multi-family development is economically feasible.



                                 As Improved -- The highest and best use of the site, as improved, is continued use as a garden apartment complex, subject to curing any deferred maintenance.



Site Data and Zoning:            The subject consists of a site reportedly
                                 containing 10.0+/- acres. The subject site is zoned for duplex and apartment uses and the surrounding neighborhood is largely residential in nature with commercial development being situated along IH410 and along Bandera Road. We are not aware of any protests against the subject with respect to their use as a garden apartment complex. The site is situated within the "MF-33", Multi-Family District as defined in the San Antonio, Zoning Ordinance.



                                 The "MF-33", Multi-Family District allows for apartment construction and requires a minimum of 1.5 parking spaces per unit or 297+ total spaces for the subject. The subject is developed with a reported 262+ parking spaces of which 22 are covered. As a result, it appears that the subject does not conform to existing parking requirement. We were informed that in the event the subject were more than 50% destroyed by fire or some natural disaster, the property would require to be brought into conformance with current parking requirement if the property were re-built.



Site Data and Zoning:            With respect to allowable unit density, a
                                 maximum of 33 units per acre are allowed. The subject is reportedly developed with a density of 23.42+ units per acre and therefore appears to conform to the maximum density requirement.



Improvement Data:                The subject is improved with a two and
                                 three-story, walk-up, garden type apartment complex containing 198 units. The property was reportedly constructed in 1982 and consists of concrete slab foundations, wood structural framing, stucco and wood siding exteriors with pitched composition roofs. The project offers units ranging in size from 565+ to 1,353+ square feet (855+ square foot average unit size) and contains a total net rentable area of 169,270+ square feet. Site improvements include one pool, a clubhouse, fitness center, hot tub, one tennis court one laundry room, perimeter fencing, open parking and mature landscaping.

EXECUTIVE SUMMARY                                                              2


                                 The subject also has 22 carports that are available for $15 per month.



Tenant Data:                     The subject is a tenant paid electric and water
                                 apartment community. Leases are typically signed for six to fifteen month terms. The subject was 96% occupied and 97% leased on the date of inspection. Rents range from $495 to $945 per month and average $668 or $0.78 per square foot.



                                 The subject's tenant mix is primarily dominated by young professionals, and students. The majority of students at the property attend the University of Texas Medical Center which is located approximately three miles to the southwest of the subject near the intersection of Wurzbach Road Frederickburg Road. In addition to students, a number of the subject's residents are also medical center employees. Other major employers within the subject's vicinity include USAA which is located approximately two miles to the southwest of the subject. We were informed that the number of military personnel at the subject is negligible.



Physical Condition:              The subject improvements are considered to be
                                 in good overall condition as of the appraisal date. However, we were not provided with a Property Condition Report.



Inspection Date:                 July 22, 2003



Valuation Date:                  September 1, 2003



Existing Mortgage
Disadvantage:                    $300,000



VALUE ESTIMATES BY APPROACH:



Sales Comparison Approach:       $7,700,000



Income Capitalization


Approach:                        $7,650,000

EXECUTIVE SUMMARY                                                              3


                    STABILIZED REVENUE AND EXPENSE SCHEDULE


                            FIFTH AVENUE APARTMENTS



                                                                      Comparative Indicators
                                                                      ----------------------
                                                                    Per SF of    Per      % of
                                                                       NRA       Unit     EGI
                                                                    ---------    ----     ----
Residential Income                                     $1,588,320    $ 9.38     $8,022
Less: Vacancy & Collection Loss                 7.0%     (111,182)    (0.66)      (562)
      Loss to Lease                             2.0%      (31,766)    (0.19)      (160)
      Concessions                               2.5%      (39,708)    (0.23)      (201)
      Non-Revenue Units                                    (3,000)    (0.02)       (15)
                                                       ----------    ------     ------
NET RENTAL INCOME                                      $1,402,663    $ 8.29     $7,084

Plus: Miscellaneous Income                             $   75,000    $ 0.44     $  379
                                                       ----------    ------     ------
EFFECTIVE GROSS INCOME                                 $1,477,663    $ 8.73     $7,463

OPERATING EXPENSES
  Real Estate Taxes                                    $  215,000    $ 1.27     $1,086   14.55%
  Insurance                                                50,000      0.30        253    3.38%
  Salaries & Benefits                                     210,000      1.24      1,061   14.21%
  Utilities                                                85,000      0.50        429    5.75%
  Security Contract                                         6,000      0.04         30    0.41%
  Make Ready                                               60,000      0.35        303    4.06%
  Repairs & Maintenance                                    50,000      0.30        253    3.38%
  General & Administrative                                 27,500      0.16        139    1.86%
  Advertising                                              30,000      0.18        152    2.03%
  Non-Resident Management Fee                   4.0%       59,107      0.35        299    4.00%
                                                ----   ----------    ------     ------   ------
TOTAL OPERATING EXPENSES                               $  792,607    $ 4.68     $4,003   53.64%

Total Replacement Reserves                             $   49,500    $ 0.29     $  250    3.35%
                                                ----   ----------    ------     ------   ------

TOTAL EXPENSES AND RESERVES                            $  842,107    $ 4.97     $4,253   56.99%

NET OPERATING INCOME                                   $  635,557    $ 3.75     $3,210   43.01%



FINAL VALUE ESTIMATE:            $7,650,000 ($38,636/UNIT)($45.19/SF)



Insurable Value:                 $6,650,000 (net of site improvements and site)

EXECUTIVE SUMMARY                                                              4


We certify that, to the best of our knowledge and belief,...



     - the statements of fact contained in this report are true and correct.



     - the reported analyzes, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyzes, opinions and conclusions.



     - we have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.



     - our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.



     - our reported analyzes, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice, the Appraisal Institute's Standards of Professional Appraisal Practice, and FIRREA appraisal requirements.



     - Arturo Singer MAI and Cliff Dawson have inspected the property.



     - Arturo Singer is currently certified under the continuing education program of the Appraisal Institute.



     - no one provided significant professional assistance to the persons signing this report.



     - the appraisers have performed within the context of the Competency Provision of the Uniform Standards of Professional Appraisal Practice.



     - this report was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.



     - we currently hold an appropriate state license or certification allowing the performance of real estate appraisals in connection with federally related transactions.

EXECUTIVE SUMMARY                                                              5


VALUATION ESTIMATE



Based on the analysis contained herein, it is our opinion that the market value of the fee simple estate of the subject, as of September 1, 2003 is:



                                   $7,650,000



                SEVEN MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS



Moreover, the marketing/exposure period to realize the aforementioned value estimate has been estimated to not exceed 6 months.



The self-contained report shall be for the exclusive use of our client, its affiliates, designates and assignees, rating agencies, prospective bond holders, and no other party shall have any right to rely on any service provided by Joseph J. Blake and Associates, Inc.



Respectfully submitted,



JOSEPH J. BLAKE AND ASSOCIATES, INC.



/s/ Arturo Singer

---------------------------------------------------------

Arturo Singer, MAI


Principal/Regional Manager


State Certified General Real Estate Appraiser


No. TX-1322588-G



/s/ Cliff Dawson

---------------------------------------------------------

Cliff Dawson


Senior Associate


No. 1326592-Trainee

                                   APPENDIX B


       ANNUAL REPORT ON FORM 10-K (FOR THE YEAR ENDED DECEMBER 31, 2002)

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                   FORM 10-K



[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES


EXCHANGE ACT OF 1934



                  For the fiscal year ended December 31, 2002



                                       OR



[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                        Commission file number: 0-11779



                         S/M REAL ESTATE FUND VII, LTD.


              Exact name of registrant as specified in its charter



Texas
(State or other jurisdiction of incorporation of                                75-1845682
organization)                                                      (I.R.S. Employer Identification No.)

5520 LBJ Freeway, Suite 500, Dallas, Texas                                        75240
  (Address of principal executive offices)                                      (zip code)



Registrant's telephone number, including area code: (972) 404-7100



Securities registered pursuant to Section 12(b) of the Act: None



Securities registered pursuant to Section 12(g) of the Act:



                         LIMITED PARTNERSHIP INTERESTS


                                (Title of Class)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.



                                   Yes  X  No



Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]



Indicate by check mark whether the Registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).



                                   Yes  No  X



State aggregate market value of the voting stock held by non-affiliates of the registrant: Not applicable



Documents Incorporated by Reference: Prospectus dated June 10, 1983, contained in Amendment No. 3 to Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission on June 10, 1983. (Parts I, II, III & IV).

                               TABLE OF CONTENTS



                                                                        PAGE
                                                                        ----
                                   PART I
Item 1.   Business                                                        3
Item 2.   Properties                                                      5
Item 3.   Legal Proceedings                                               5
Item 4.   Submission of Matters to a Vote of Security Holders             5

                                  PART II
Item 5.   Market for the Partnership's Limited Partnership Interests      5
          and Related Security Holder Matters
Item 6.   Selected Financial Data                                         5
Item 7.   Management's Discussion and Analysis of Financial Condition     6
          and Results of Operations
Item 7a.  Quantitative and Qualitative Disclosures about Market Risk      9
Item 8.   Financial Statements and Supplementary Data                     9
Item 9.   Changes in and Disagreements with Accountants On Accounting     9
          and Financial Disclosure

                                  PART III
Item 10.  Directors and Executive Officers of the Partnership            10
Item 11.  Executive Compensation                                         11
Item 12.  Security Ownership of Certain Beneficial Owners and            11
          Management and Related Security Holder Matters
Item 13.  Certain Relationships and Related Transactions                 12
Item 14.  Controls and Procedures                                        12

                                  PART IV
Item 15.  Exhibits, Financial Statement Schedules, and Reports on Form   13
          8-K
Signatures                                                               15
Certifications                                                           19
Index to Exhibits                                                        21

                                     PART I



ITEM 1.BUSINESS



S/M Real Estate Fund VII, Ltd. (the "Partnership"), formerly Shearson-Murray Real Estate Fund VII, Ltd., was formed November 4, 1982 to acquire existing garden apartment complexes. The general partners of the Partnership are SM7 Apartment Investors Inc., a Texas corporation (formerly known as Shearson Apartment Investors XIV, Inc.) ("SM7"), Murray Realty Investors VII, Inc., a Texas corporation ("Murray"), and Crozier Partners VII, Ltd., a Texas limited partnership ("Crozier"). SM7, Murray and Crozier are hereinafter referred to collectively as the "General Partners." See Item 10. "Directors and Executive Officers of the Partnership."



The Partnership offered, on June 10, 1983, a minimum of 6,250 and a maximum of 14,000 limited partnership interests (the "Interests") in the Partnership at $1,000 per Interest with a minimum required purchase of two Interests for purchases made on behalf of Individual Retirement Accounts and five Interests for all other purchasers. Additionally, the General Partners were given the right to sell an additional 10,000 Interests in connection with the offering. The offering of Interests was terminated on April 30, 1984, and the Partnership accepted subscriptions for 11,080 Interests, for aggregate offering proceeds of $11,080,000.



On July 29, 1983, the Partnership acquired Fifth Avenue Apartments ("Fifth Avenue"), a 198-unit apartment complex located in San Antonio, Texas, for a purchase price of $8,474,925. On August 31, 1983, the Partnership acquired Rockcreek Apartments ("Rockcreek"), a 314-unit apartment complex located in Austin, Texas, for a purchase price of $10,948,228. The two properties are referred to collectively herein as the "Properties."



The San Antonio and Austin apartment markets deteriorated in the mid-1980s due to overbuilding and the general economic decline of the Southwest economy. Rental concessions and a decline in the Properties' operating results led to the depletion of the Partnership's working capital reserve. In July 1986, the General Partners suspended mortgage payments on the Partnership's two Properties and commenced negotiations with the lenders in an effort to restructure the terms of their respective mortgage loan agreements. Subsequently, in November 1986 and March 1987, the Partnership executed letters of intent with the holders of the Rockcreek and Fifth Avenue notes, respectively, to modify certain conditions and terms of the mortgage obligations. The Partnership resumed payments to both lenders in March 1987 in accordance with the proposed modifications.



Adverse market conditions continued to hamper the ability of the Properties to generate sufficient cash flow to meet debt service payments and operating expenses. Given the diminishing balance of the Partnership's cash and the capital improvement requirements at Rockcreek, in April 1989, the General Partners commenced renegotiations and suspended debt service payments on the mortgages secured by both Rockcreek and Fifth Avenue. The objective of these negotiations was to reduce the debt service payments required under the mortgage notes to a level that could be paid out of cash flow generated by the Properties. Under the terms of these loan agreements, non-payment of debt service represented an event of default.



In May 1989, two of the lenders for Rockcreek posted that property for foreclosure on June 7, 1989. As the Partnership was unable to reach an agreement with one of these lenders to forbear prior to foreclosure date, the Partnership commenced a voluntary case under Chapter 11 of the Federal Bankruptcy Code on June 6, 1989, in an attempt to protect its Limited Partners from the effects of foreclosure and to reorganize the Partnership's finances.



On October 4, 1989, the Partnership filed a plan of reorganization ("The Plan") together with a disclosure statement with the Bankruptcy Court. The Plan was not approved, and the Partnership filed its modified plan of reorganization (the "Modified Plan") and disclosure statement, which was confirmed on February 20, 1990, and became effective on March 1, 1990. The Modified Plan restructured the liabilities of the Partnership in a manner which was intended to permit such liabilities to be serviced by the Partnership's anticipated cash flow. Additionally, the Modified Plan required the Partnership to issue reorganization notes to holders of mortgage notes payable.

The first mortgage note secured by Phase I of the Rockcreek Apartments and the wraparound mortgage note secured by a third mortgage on Rockcreek were scheduled to mature on December 31, 1993. The General Partners had attempted to either restructure the debt or sell the property (both Phases I and II) for an amount greater than the outstanding debt. As a result of the General Partners' efforts to sell the property, the General Partners secured an offer to purchase the property in the amount of $8,521,055. Such offer was accepted and the property was sold on December 17, 1993. Concurrently with their sales efforts, the General Partners successfully negotiated an agreement with the holder of the wraparound mortgage on Rockcreek, whereby the Partnership received a release of all the mortgage liens on the property by paying a discounted amount of the total outstanding debt of $8,082,311.



The General Partners commenced discussions in 1995 with the lender of the mortgage secured by Fifth Avenue as a result of the scheduled debt maturity on December 31, 1995. Such discussions continued past the December 31, 1995 maturity date, and on May 30, 1996, the General Partners of the Partnership executed a modification and extension agreement (the "Modification Agreement") with the lender, to modify the mortgage and extend its maturity for five years. At the time the Modification Agreement was executed, the previous first mortgage had an aggregate balance of $7,111,142, representing $5,830,000 in original principal and $1,281,142 in accrued interest. The accrued interest on the first mortgage was converted into a second mortgage which was coterminous with the original principal of $5,830,000. In accordance with the Modification Agreement, the first mortgage of $5,830,000 had a fixed interest rate of 9.875% with fixed monthly payments of principal and interest and the maturity date was June 1, 2001.



In order to improve the financial condition of the Partnership and provide much needed funds for exterior improvements on Fifth Avenue, on December 3, 1998, the General Partners of the Partnership refinanced the mortgage note payable on Fifth Avenue. In accordance with the terms of the Loan Agreement executed in connection with the refinancing (the "Agreement"), the principal balance of the original mortgage totaling $6,400,000 is due January 1, 2009 and bears interest at a fixed rate of 7.16%. The previous first and second mortgages had a combined balance of $6,259,810 at an average interest rate of 8.97%. See more details of the Agreement in Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of this Form 10-K and Note 6 "Mortgage Notes Payable" of the Notes to the Financial Statements contained herein.



Competition


Fifth Avenue competes for tenants with other apartment complexes in San Antonio. When evaluating a particular location to lease, a tenant may consider many factors, including, but not limited to, space availability, rental rates, lease terms, access, parking, quality of construction and quality of management. While the General Partners believe that Fifth Avenue is generally competitive in these factors, there can be no assurance that, in the view of a prospective tenant, other properties may not be more attractive.



Fifth Avenue directly competes with the following similar five apartment complexes in San Antonio:



                       Percent Occupied at
            Number        December 15,
Property   of Units*          2002*
--------   ---------   -------------------
   1          185              95%
   2          192              95%
   3          200              96%
   4          248              95%
   5          265              97%



     * This information has been obtained from sources believed to be reliable by the Partnership, but the Partnership has not verified the accuracy of such information.

Employees


The Partnership has no employees. Fifth Avenue is managed by Anterra Management Corporation which provides certain administrative and management services. See
Item 13. "Certain Relationships and Related Transactions."



ITEM 2.PROPERTIES



As of December 31, 2002, the Partnership owned Fifth Avenue Apartments, a 198-unit apartment complex located in San Antonio, Texas and situated on approximately 8.45 acres with 169,270 square feet of net leaseable space. Occupancy at Fifth Avenue Apartments averaged 94% and 95% for the years ended December 31, 2002 and 2001, respectively. At December 31, 2002 and 2001, Fifth Avenue Apartments was 94% and 92% occupied, respectively.



ITEM 3.LEGAL PROCEEDINGS



There are no material pending legal proceedings to which the General Partners or the Partnership is a party or to which Fifth Avenue is subject.



ITEM 4.SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS



No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report through solicitation of proxies or otherwise.



                                    PART II



ITEM 5.MARKET FOR THE PARTNERSHIP'S LIMITED PARTNERSHIP INTERESTS AND RELATED SECURITY HOLDER MATTERS



A public market for the Partnership's Limited Partnership Interests does not exist and is not likely to develop. Consequently, a Limited Partner may not be able to liquidate its investment in the event of emergency or for any other reason, and Interests may not be readily accepted as collateral for a loan. Furthermore, the transfer of Interests is subject to certain limitations, including approval of the General Partners. At December 31, 2002, there were 954 Limited Partners of record, owning an aggregate of 11,080 Interests.



There have been no cash distributions to the Limited Partners since the inception of the Partnership.



ITEM 6.SELECTED FINANCIAL DATA


(dollars in thousands except per Interest data)



For the years ended December 31,                2002      2001      2000      1999      1998
----------------------------------------------------------------------------------------------
Gross Income                                   $ 1,408   $ 1,463   $ 1,398   $ 1,371   $ 1,361
Loss Before Extraordinary Items                   (300)     (206)     (256)     (263)     (496)
Net Loss                                          (300)     (206)     (256)     (263)     (429)
Net Loss per Limited Partnership Interest(1)    (26.83)   (18.44)   (22.88)   (23.48)   (38.31)
Total Assets at Year-End                         2,287     2,646     2,918     3,257     3,585
Total Mortgage Notes Payable at Year-End         6,149     6,219     6,284     6,343     6,400



(1) Based on the Units outstanding during the year and net loss allocated to the Limited Partners.



The above selected financial data should be read in conjunction with the Financial Statements and related notes incorporated by reference to Item 8 of this report.

ITEM 7.MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Liquidity and Capital Resources


In order to improve the financial condition of the Partnership and provide much needed funds for exterior improvements on Fifth Avenue, on December 3, 1998, the Partnership refinanced the mortgage note payable on Fifth Avenue, (the "Refinancing"). In accordance with the terms of the Loan Agreement (the "Loan Agreement"), the principal balance of the original mortgage totaling $6,400,000 is due January 1, 2009 and bears interest at a fixed rate of 7.16%.



Under the terms of the Loan Agreement with General Electric Capital Corporation (the "Lender"), the Partnership is required to make fixed monthly payments of principal and interest in the amount of $43,269 commencing on February 1, 1999 until maturity on January 1, 2009, at which time the entire outstanding principal balance and accrued interest is due. Under the terms of the Loan Agreement, the Partnership is required to make monthly contributions of $3,905 which are held by the Lender pending application for the completion of certain required repairs to the Fifth Avenue property. At December 31, 2002, the balance in this replacement reserve account was $24,156.



Cash and cash equivalents totaled $259,663 at December 31, 2002, compared to $216,234 at December 31, 2001. The $43,429 increase is primarily attributable to cash provided by the release of funds from the replacement reserve account and cash provided by operations offset by debt service payments and payments made to the replacement reserve account.



Cash held in escrow increased to $82,565 at December 31, 2002, from $53,049 at December 31, 2001. The $29,516 increase is primarily attributable to contributions to the insurance and real estate tax escrow, as required in the Loan Agreement, offset in part by increases in real estate taxes and property insurance.



Restricted cash replacement reserve decreased to $24,156, at December 31, 2002, from $106,371 at December 31, 2001. The $82,215 decrease is attributable to the release of $129,622 of funds from the replacement reserve account offset in part by monthly contributions to the replacements reserve account.



Other assets totaled $89,380 at December 31, 2002, compared to $57,859 at December 31, 2001. The $31,521 increase in other assets is primarily attributable to payment of a retainer for legal services anticipated to be provided in 2003.



Accounts payable totaled $61,759 at December 31, 2002, compared to $54,135 at December 31, 2001. The increase is primarily attributable to the timing of payments associated with repairs and maintenance for apartment preparation.



Accrued expenses and other liabilities totaled $43,405 at December 31, 2002, compared to $39,991 at December 31, 2001. The change is primarily attributable to the timing of payments for partnership administrative costs.



The Partnership's General Partners currently expect funds from operations to be sufficient to pay all obligations for 2003, including debt service. In the event of any cash flow deficits, it is expected that such deficits will be funded by the Partnership's existing cash balances. However, there can be no assurance that the Partnership will have sufficient cash to fund such deficits.



Results of Operations



2002 Compared With 2001


Operations resulted in net losses of $300,276 for the year ended December 31, 2002, and $206,394 for the year ended December 31, 2001. The increased net loss from 2001 to 2002 is primarily attributable to a decrease in rental income and an increase in property operating expenses.



Rental income at Fifth Avenue totaled $1,402,338 for the year ended December 31, 2002, compared to $1,448,295 for the year ended December 31, 2001. Occupancy at Fifth Avenue averaged approximately 94% during 2002 and 95% during 2001. The average rental income per occupied square foot at Fifth Avenue was $8.77 in 2002, compared to $9.00 in 2001. At December 31, 2002, Fifth Avenue was 94% occupied. The decrease in the average rental income per occupied square foot in 2002 is primarily attributable to increases in vacancy and rental concessions being offered.



Total expenses for the year ended December 31, 2002 were $1,708,640 compared to $1,669,167 for the year ended December 31, 2001. The increase is primarily attributable to an increase in property operating expenses.



Property operating expenses consist primarily of on-site personnel expenses, utility costs, repair and maintenance costs, property management fees, advertising costs, insurance and real estate taxes. Property operating expenses for the year ended December 31, 2002 were $754,234, compared to $707,917 for the year ended December 31, 2001. The increase in property operating expenses is primarily attributable to increases in repairs and maintenance for apartment preparation, utility costs, and property insurance costs.



2001 Compared With 2000


Operations resulted in net losses of $206,394 for the year ended December 31, 2001, and $256,037 for the year ended December 31, 2000. The decreased net loss from 2000 to 2001 is primarily attributable to an increase in rental income offset in part by slight increases in general and administrative expenses and depreciation and amortization.



Rental income at Fifth Avenue totaled $1,448,295 for the year ended December 31, 2001, compared to $1,380,401 for the year ended December 31, 2000. Occupancy at Fifth Avenue averaged approximately 95% during 2001 and 94% during 2000. The average rental income per occupied square foot at Fifth Avenue was $9.00 in 2001, compared to $8.76 in 2000. At December 31, 2001, Fifth Avenue was 92% occupied. The increase in the average rental income per occupied square foot in 2001 is primarily attributable to an increase in rental rates.



Total expenses for the year ended December 31, 2001 were $1,669,167 compared to $1,654,394 for the year ended December 31, 2000. The increase is primarily attributable to increases in general and administrative expenses, and depreciation and amortization.



Property operating expenses consist primarily of on-site personnel expenses, utility costs, repair and maintenance costs, property management fees, advertising costs, insurance and real estate taxes. Property operating expenses for the year ended December 31, 2001 were $707,917, compared to $704,176 for the year ended December 31, 2000.



Depreciation and amortization expense totaled $432,138 for the year ended December 31, 2001, compared to $426,124 for the year ended December 31, 2000. The increase is attributable to additions to buildings and improvements.



General and administrative expenses for the year ended December 31, 2001 were $75,158 compared to $64,336 for the year ended December 31, 2000. The increase is primarily attributable to higher legal fees and other professional expenses.



General


The effect of inflation on the results of operations for the years ended December 31, 2002, 2001 and 2000 was not significant.



Over the past several years the real estate market has gotten stronger and this improvement has resulted in an increase in the number of potential buyers as well as the number of parties interested in purchasing limited partnership units on the secondary market. Some of these groups have solicited the Partnership's Limited Partners directly with offers to buy their units. The General Partners are constantly analyzing market conditions, comparable sales, and economic trends in order to evaluate their impact on the value of the Partnership's property, and intend to consider the sale of Fifth Avenue at the time when such sale will maximize the property's value and otherwise be in the best interests of the Limited Partners.



Words or phrases when used in this Form 10-K or other filings with the Securities and Exchange Commission, such as "does not believe" and "believes", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. It is our opinion that we fully disclose our significant accounting policies in the Notes to the Financial Statements. Consistent with our disclosure policies we include the following discussion related to what we believe to be our most critical accounting policies that require our most difficult, subjective or complex judgment:



Revenue Recognition -- Rental income is the primary source of income for the Partnership. Rental income is recorded over the term of the lease as the income is earned.



Valuation of Real Estate -- Real estate investments have been accounted for under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of which has been superceded by SFAS 144 effective January 1, 2002 (see below). At December 31, 2002, the Partnership's property was classified as held for use. Accordingly, management reviews for impairment whenever events or circumstances indicate that the carrying value of the real estate investment may not be fully recoverable. The review of recoverability is based on the undiscounted cash flows, excluding interest charges, that are expected to result from the real estate investment's use and eventual disposition. Impairment is determined if the expected future cash flows do not recover the value of the real estate. In such an instance, an impairment loss is recorded to the extent that the carrying value of the real estate investment exceeds the estimated fair value.


New Accounting Pronouncements

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144), establishing financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001. The implementation of SFAS 144 on January 1, 2002 had no effect on the Partnership's financial position or results of operations.



In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections." The main provisions of this statement address the classification of debt extinguishments and accounting for certain lease transactions. Upon adoption, early extinguishments will not continue to qualify for extraordinary item treatment and the Partnership does not anticipate that the adoption of SFAS No. 145 will have a material impact on the Partnership's financial position, net earnings or cash flow.



In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The main provisions of this statement address the recognition of liabilities associated with an exit or disposal activity. Implementation of this statement is expected to have no impact on the financial statements of the Partnership.



In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34." This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of this Interpretation are applicable to guarantees issued or modified after December 31, 2002. Implementation of these provisions of this statement is expected to have no effect on the Partnership's financial position or results of operations. The disclosure requirements in this Interpretation are effective for interim and annual periods ending after December 15, 2002. The Partnership has no additional items to disclose in connection with this Interpretation.

ITEM 7a.QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



The Partnership's primary market risk exposure relates to changes in interest rates related to its long-term debt. To limit the impact of interest rate changes, the Partnership has entered into fixed rate debt of 7.16% that expires in 2009. As a result, the Partnership's only interest rate risk is the opportunity loss should interest rates decline which did occur during 2002. The following table summarizes the expected maturities of the Partnership's long-term debt. Based on the borrowing rates currently available to the Partnership for mortgage loans with similar terms and average maturities, the fair value of long-term debt is $6,382,000 at December 31, 2002. As of December 31, 2002, the long-term debt carrying value approximated fair value.



Year ending December 31,
------------------------
  2003                                                     $   75,444
  2004                                                         81,107
  2005                                                         87,195
  2006                                                         93,740
  2007                                                        100,776
  Thereafter                                                5,710,243
                                                           ----------
                                                           $6,148,505
                                                           ==========



The fair value of the Partnership's remaining financial instruments, consisting of cash and cash equivalents, cash held in escrow, restricted cash replacement reserves, accounts receivable and accounts payable, approximate fair value due to the short-term nature of these instruments and are relatively unaffected by interest rate changes or other market risks.



ITEM 8.FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



The following financial statements are filed as part of this report:



Number                                                                Page
------                                                                ----
        Independent Auditors' Report................................   F-1
        Balance Sheets -- At December 31, 2002 and 2001.............   F-2
        Statements of Partners' Deficit -- For the years ended
        December 31, 2002, 2001 and 2000............................   F-2
        Statements of Operations -- For the years ended December 31,
        2002, 2001 and 2000.........................................   F-3
        Statements of Cash Flows -- For the years ended December 31,
        2002, 2001 and 2000.........................................   F-4
        Notes to the Financial Statements...........................   F-5
        Schedule III -- Real Estate and Accumulated Depreciation....   F-9



ITEM 9.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE



None

                                    PART III



ITEM 10.DIRECTORS AND EXECUTIVE OFFICERS OF THE PARTNERSHIP



Murray Realty Investors VII, Inc., a Texas corporation, SM7 Apartment Investors Inc., a Texas corporation ("SM7"), and Crozier Partners VII, Ltd., a Texas limited partnership, are the General Partners of the Partnership. On June 16, 1998, DA Group Holdings, Inc., a Delaware corporation and the parent company of SM7 ("DA"), and Anterra Property Investors VIII, Inc., a Texas corporation ("Anterra"), entered into a Stock Purchase Agreement. Pursuant to this Stock Purchase Agreement, Anterra purchased from DA all of the issued and outstanding shares of common stock, $1.00 par value per share, of SM7. Anterra is an affiliate of Anterra Property Investors VII, Inc. which is the general partner of Crozier Partners VII, Ltd. The following is a summary of certain information concerning the directors and executive officers of Anterra Property Investors VII, Inc., Murray Realty Investors VII, Inc. and SM7 Apartment Investors Inc., as of December 31, 2002.



Anterra Property Investors VII, Inc., general partner of Crozier Partners VII, Ltd.



Richard E. Hoffmann, 48, President, Treasurer and Director. For more than five years prior to July 15, 1990, Mr. Hoffmann was a Vice President and Treasurer of Murray Properties Company and various other affiliated companies. He resigned his position with substantially all Murray Properties Company affiliates on July 15, 1990. Mr. Hoffmann was elected Senior Vice President, Treasurer and a Director of Anterra Realty Corporation in June of 1990, and was elected President of Anterra Realty Corporation in July of 1994. He is President, Treasurer and a Director of all other subsidiary corporations of Anterra Realty Corporation, including Anterra Property Investors VII, Inc. Mr. Hoffmann received a Master of Business Administration degree from the University of Texas at Austin in 1979 and a B.S. from Tulane University in 1977.



Lynn D. Maynard, 50, Executive Vice President and Director. For more than five years prior to December 26, 1989, Ms. Maynard was an officer of Murray Properties Company and various other affiliated companies. She was elected Vice President of Murray Properties Company and Murray Realty Investors, Inc. in December of 1986. Ms. Maynard resigned her positions with substantially all Murray Properties Company affiliates on December 26, 1989. Ms. Maynard was elected Senior Vice President and a Director of Anterra Realty Corporation in November 1989, and is Executive Vice President and a Director of all other subsidiary corporations of Anterra Realty Corporation, including Anterra Property Investors VII, Inc. Ms. Maynard received a Bachelor of Science Degree in Accounting from the University of Texas at Dallas.



Sandy Robison, 47, Vice President and Secretary. Ms. Robison joined Anterra Realty Corporation's predecessor company in 1983 and has served in all areas of the Accounting Department, including the positions of Staff Accountant, Systems Manager and Assistant Controller. Ms. Robison became Secretary of Anterra Realty Corporation in December 1997 and became Vice President and Controller of Anterra Realty Corporation in December 1998. She is Vice President, Secretary and Controller of Anterra Realty Corporation and all other subsidiary corporations of Anterra Realty Corporation, including Anterra Property Investors VII, Inc. Ms. Robison received a Bachelor of Science Degree in Finance from the University of Texas at Dallas.



Murray Realty Investors VII, Inc., Corporate General Partner



Fulton Murray, 62, President, Chairman of the Board and Director. Mr. Murray has been Chairman of the Board and Chief Executive Officer of Murray Properties Company and Murray Financial Corporation for more than five years prior to the date of this report. In addition, he is a director or officer of substantially all affiliates of Murray Properties Company. His family, or trusts for their benefit, own approximately 64% of the outstanding stock of Murray Financial Corporation, which is the parent corporation of Murray Properties Company and most of its affiliates, including Murray Realty Investors VII, Inc. He holds a Bachelor of Business Administration degree in Finance from Southern Methodist University.

SM7 Apartment Investors Inc., Corporate General Partner



Richard E. Hoffmann, 48, President, Treasurer and Director. For more than five years prior to July 15, 1990, Mr. Hoffmann was a Vice President and Treasurer of Murray Properties Company and various other affiliated companies. He resigned his position with substantially all Murray Properties Company affiliates on July 15, 1990. Mr. Hoffmann was elected Senior Vice President, Treasurer and a Director of Anterra Realty Corporation in June of 1990, and was elected President of Anterra Realty Corporation in July of 1994. He is President, Treasurer and a Director of all other subsidiary corporations of Anterra Realty Corporation, including SM7 Apartment Investors Inc. Mr. Hoffmann received a Master of Business Administration degree from the University of Texas at Austin in 1979 and a B.S. from Tulane University in 1977.



Lynn D. Maynard, 50, Executive Vice President and Director. For more than five years prior to December 26, 1989, Ms. Maynard was an officer of Murray Properties Company and various other affiliated companies. She was elected Vice President of Murray Properties Company and Murray Realty Investors, Inc. in December of 1986. Ms. Maynard resigned her positions with substantially all Murray Properties Company affiliates on December 26, 1989. Ms. Maynard was elected Senior Vice President and a Director of Anterra Realty Corporation in November 1989, and is Executive Vice President and a Director of all other subsidiary corporations of Anterra Realty Corporation, including SM7 Apartment Investors Inc. Ms. Maynard received a Bachelor of Science Degree in Accounting from the University of Texas at Dallas.



Sandy Robison, 47, Vice President and Secretary. Ms. Robison joined Anterra Realty Corporation's predecessor company in 1983 and has served in all areas of the Accounting Department, including the positions of Staff Accountant, Systems Manager and Assistant Controller. Ms. Robison became Secretary of Anterra Realty Corporation in December 1997 and became Vice President and Controller of Anterra Realty Corporation in December 1998. She is Vice President, Secretary and Controller of Anterra Realty Corporation and all other subsidiary corporations of Anterra Realty Corporation, including SM7 Apartment Investors Inc. Ms. Robison received a Bachelor of Science Degree in Finance from the University of Texas at Dallas.



ITEM 11.EXECUTIVE COMPENSATION



The Partnership has not paid and does not propose to pay any cash compensation, bonuses or deferred compensation, compensation pursuant to retirement or other plans, or other compensation to the officers, directors, or partners of the General Partners. The General Partners and their affiliates receive various fees and distributions. See Item 13. "Certain Relationships and Related Transactions" for information on the fees and other compensation or reimbursements paid to the General Partners or their affiliates during the year ended December 31, 2002.



ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SECURITY HOLDER MATTERS



     (a) Beneficial owners of 5% or more of Registrant's Securities



                                               Amount and
                                               Nature of
                                               Beneficial           Percent
Title of Class       Beneficial Owner          Ownership            of Class
--------------       ----------------          ----------           --------
Limited Partnership  Naomi Ruth Wilden Trust   600 (owned             5.4%
Interest, $1,000     221 N Central Ave, #299   beneficially and of
per Interest         Medford, OR 97501-5927    record)



     (b)No General Partner or any officer or director of a General Partner beneficially owned or owned of record directly or indirectly any Interests as of December 31, 2002.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



     (a)During the years ended December 31, 2002, 2001 and 2000, the General Partners or their affiliates were reimbursed for Partnership administrative and operating expenses, excluding property and construction management fees, in the amounts of $11,641, $11,681 and $11,050, respectively.



        On January 1, 1990, Murray Management Corporation retained Anterra Management Corporation, an affiliate of the general partners, to provide certain administrative and management services with respect to the Partnership and its Properties. Anterra Management Corporation is a real estate related service company formed by former executive officers of Murray Properties Company and its affiliates, and earned property and construction management fees of $56,205, $57,867 and $61,528 for the years ended December 31, 2002, 2001 and 2000, respectively.



     (b) None.



     (c) No management person is indebted to the Partnership.



     (d) Not applicable.



ITEM 14. CONTROLS AND PROCEDURES



     Within 90 days prior to the date of this report, we carried out an evaluation, under the supervision and with the participation of the chief executive officer and chief financial officer of our general partner, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-14(c) under the Securities and Exchange Act of 1934). Based on this evaluation, the chief executive officer and chief financial officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic SEC reports.



     In addition, we reviewed our internal controls, and there has been no significant changes in our internal controls or in other factors, including any corrective actions with regard to significant deficiencies and material weaknesses, that could significantly affect those controls subsequent to the date of their last evaluation.

                                    PART IV



ITEM 15.EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K



     (a) 1.Financial Statements -- see Index to Financial Statements in Item 8 of this Form 10-K.



           2.Financial Statement Schedule -- see Index to Financial Statements in Item 8 of this Form 10-K.



             All other schedules have been omitted because they are not required or the required information is shown in the financial statements or notes thereto.



     (b)  Reports on Form 8-K filed during the last quarter of the fiscal year:



        None



     (c)  Exhibits:



               2.1   Voluntary Petition of Shearson-Murray Real Estate Fund VII,
                     Ltd. to commence a case under Chapter 11 of the Federal
                     Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas-Austin Division, as filed on June 6, 1989. Reference is made to Exhibit 2a to the
                     Partnership's Annual Report on Form 10-K filed with the
                     Securities and Exchange Commission on June 14, 1989.
               2.2   Modified First Amended Plan of Reorganization of
                     Shearson-Murray Real Estate Fund VII, Ltd. in the United
                     States Bankruptcy Court for the Western District of
                     Texas-Austin Division Case No. 89-11662-LC filed February
                     20, 1990. Reference is made to the Partnership's Annual
                     Report on Form 10-K filed with the Securities and Exchange
                     Commission on April 12, 1990.
               3.    Agreement of Limited Partnership of Shearson-Murray Real
                     Estate Fund VII, Ltd., as amended as of September 30, 1983.
                     Reference is made to Partnership's Form 8-K filed with the Securities and Exchange Commission on October 26, 1983.
                     Reference is made to Exhibit A to the Prospectus dated June
                     10, 1983 contained in Amendment No. 3 to Partnership's Form
                     S-11 Registration Statement filed with the Securities and Exchange Commission on June 10, 1983.
              10.1   Assignment and Assumption Agreement between Murray
                     Management Corporation and Anterra Management Corporation for property management and leasing services dated January
                     1, 1990. Reference is made to Exhibit 10u to the Partnership's Annual Report on Form 10-K filed with the
                     Securities and Exchange Commission on May 15, 1990.
              10.2   Loan Agreement between S/M Real Estate Fund VII, Ltd. and
                     General Electric Capital Corporation, dated December 3,
                     1998. Reference is made to Exhibit 10.1 to Partnership's
                     Form 8-K filed with the Securities and Exchange Commission on December 14, 1998.
              99.1   Pages A-16 to A-18 of Exhibit A to the Prospectus dated June
                     10, 1983, contained in Amendment No. 3 to Partnership's Form
                     S-11 Registration Statement filed with the Securities and Exchange Commission on June 10, 1983. Reference is made to
                     Exhibit 28a to the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 12, 1988.
              99.2 Pages 10-18 of the Prospectus dated June 10, 1983, contained in Amendment No. 3 to Partnership's Form S-11 Registration
                     Statement filed with the Securities and Exchange Commission on June 10, 1983. Reference is made to Exhibit 28b to the Partnership's Annual Report on Form 10-K filed with the
                     Securities and Exchange Commission on May 12, 1988.
              99.3   Compromise Settlement Agreement between S/M Real Estate Fund
                     VII, Ltd. and Federal National Mortgage Association, dated
                     May 6, 1996. Reference is made to Exhibit 99.1 to the
                     Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the Securities and Exchange
                     Commission.

              99.4   $5,830,000 Multifamily Note and Addendum, dated May 30,
                     1996. Reference is made to Exhibit 99.2 to the Partnership's
                     Quarterly Report on Form 10-Q for the quarter ended June 30,
                     1996 filed with the Securities and Exchange Commission.
              99.5   $681,142 Subordinate Multifamily Note and Addendum, dated
                     May 30, 1996. Reference is made to Exhibit 99.3 to the
                     Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the Securities and Exchange
                     Commission.
              99.6   $6,400,000 Promissory Note, dated December 3, 1998.
                     Reference is made to Exhibit 99.1 of the Partnership's Form
                     8-K filed with the Securities and Exchange Commission on December 14, 1998.
              99.7   Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
                     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
              99.8   Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
                     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  S/M REAL ESTATE FUND VII, LTD.



                                  BY:SM7 APARTMENT INVESTORS INC.


                                     A General Partner



Date: March 28, 2003



                                  BY:/s/ Richard E. Hoffmann

                                     -------------------------------------------

                                          Richard E. Hoffmann


                                         Chief Executive Officer, Director,
                                         President and Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following members of the Board of Directors and officers of SM7 Apartment Investors Inc., a corporate general partner of the Registrant, on behalf of the Registrant in the capacities and on the dates indicated.



Date: March 28, 2003


                                          BY:    /s/ Richard E. Hoffmann

                                               ---------------------------------

                                               Richard E. Hoffmann


                                               Chief Executive Officer,
                                                 President, Director and
                                                 Treasurer



Date: March 28, 2003



                                          BY:    /s/ Lynn D. Maynard

                                               ---------------------------------

                                               Lynn D. Maynard


                                               Executive Vice President and
                                                 Director



Date: March 28, 2003



                                          BY:    /s/ Sandy Robison

                                               ---------------------------------

                                               Chief Financial Officer, Vice
                                                 President,


                                               Secretary and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following members of the Board of Directors and officers of Anterra Property Investors VII, Inc., a corporate general partner of the Registrant, on behalf of the Registrant in the capacities and on the dates indicated.



                                          BY:CROZIER PARTNERS VII, LTD.


                                             A general partner



                                          BY:ANTERRA PROPERTY INVESTORS VII,
                                             INC.,


                                             General Partner of Crozier Partners
                                             VII, Ltd.



Date: March 28, 2003



                                          BY:  /s/ Richard E. Hoffmann

                                              ----------------------------------

                                              Richard E. Hoffmann


                                              President, Director and Treasurer



Date: March 28, 2003



                                          BY:  /s/ Lynn D. Maynard

                                              ----------------------------------

                                              Lynn D. Maynard


                                              Executive Vice President and
                                               Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following members of the Board of Directors and officers of Murray Realty Investors VII, Inc., a corporate general partner of the Registrant, on behalf of the Registrant in the capacities and on the dates indicated.



                                          MURRAY REALTY INVESTORS VII, INC.


                                          A General Partner



Date: March 28, 2003



                                          By:/s/ Fulton Murray

                                            ------------------------------------

                                            Fulton Murray


                                            President, Chairman of the Board and
                                             Director

                                 CERTIFICATIONS



I, Richard E. Hoffmann, certify that:



     1.I have reviewed this annual report on Form 10-K of S/M Real Estate Fund
       VII, Ltd.;



     2.Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;



     3.Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this annual report;



     4.The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:



        a)designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;



        b)evaluated the effectiveness of our disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and



        c)presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;



     5.The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):



        a)all significant deficiencies in the design or operation of internal controls which could adversely affect our ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and



        b)any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls;



     6.The registrant's other certifying officer and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date: March 28, 2003                      BY:   /s/ Richard E. Hoffmann

                                            ------------------------------------

                                          Name: Richard E. Hoffmann


                                          Title:  Chief Executive Officer,
                                                  Director,


                                              President and Treasurer of SM7


                                              Apartment Investors Inc., a
                                                  general partner

                                 CERTIFICATIONS



I, Sandy Robison, certify that:



     1.I have reviewed this annual report on Form 10-K of S/M Real Estate Fund
       VII, Ltd.;



     2.Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;



     3.Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this annual report;



     4.The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:



        a)designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;



        b)evaluated the effectiveness of our disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and



        c)presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;



     5.The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):



        a)all significant deficiencies in the design or operation of internal controls which could adversely affect our ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and



        b)any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls;



     6.The registrant's other certifying officer and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date: March 28, 2003                      BY:       /s/ Sandy Robison

                                            ------------------------------------

                                             Name: Sandy Robison


                                            Title:  Chief Financial Officer,
                                                    Vice President,


                                                 Secretary and Controller of SM7


                                                 Apartment Investors Inc., a
                                                    general partner

                               INDEX TO EXHIBITS



DOCUMENT
 NUMBER                            DESCRIPTION
--------                           -----------
   2.1     Voluntary Petition of Shearson-Murray Real Estate Fund VII,
           Ltd. to commence a case under Chapter 11 of the Federal
           Bankruptcy Code in the United States Bankruptcy Court for
           the Western District of Texas-Austin Division, as filed on
           June 6, 1989. Reference is made to Exhibit 2a to the
           Partnership's Annual Report on Form 10-K filed with the
           Securities and Exchange Commission on June 14, 1989.
   2.2     Modified First Amended Plan of Reorganization of
           Shearson-Murray Real Estate Fund VII, Ltd. In the United
           States Bankruptcy Court for the Western District of
           Texas-Austin Division Case No. 89-11662-LC filed February
           20, 1990. Reference is made to the Partnership's Annual
           Report on Form 10-K filed with the Securities and Exchange
           Commission on April 12, 1990.
   3       Agreement of Limited Partnership of Shearson-Murray Real
           Estate Fund VII, Ltd., as amended as of September 30, 1983.
           Reference is made to Partnership's Form 8-K filed with the
           Securities and Exchange Commission on October 26, 1983.
           Reference is made to Exhibit A to the Prospectus dated June
           10, 1983 contained in Amendment No. 3 to Partnership's Form
           S-11 Registration Statement filed with the Securities and
           Exchange Commission on June 10, 1983.
  10.1     Assignment and Assumption Agreement between Murray
           Management Corporation and Anterra Management Corporation
           for property management and leasing services dated January
           1, 1990. Reference is made to Exhibit 10u to the
           Partnership's Annual Report on Form 10-K filed with the
           Securities and Exchange Commission on May 15, 1990.
  10.2     Loan Agreement between S/M Real Estate Fund VII, Ltd. and
           General Electric Capital Corporation, dated December 3,
           1998. Reference is made to Exhibit 10.1 to the Partnership's
           Form 8-K filed with the Securities and Exchange Commission on December 14, 1998.
  99.1     Pages A-16 to A-18 of Exhibit A to the Prospectus dated June
           10, 1983, contained in Amendment No. 3 to Partnership's Form
           S-11 Registration Statement filed with the Securities and
           Exchange Commission on June 10, 1983. Reference is made to
           Exhibit 28a to the Partnership's Annual Report on Form 10-K
           filed with the Securities and Exchange Commission on May 12,
           1988.
  99.2     Pages 10-18 of the Prospectus dated June 10, 1983, contained in Amendment No. 3 to Partnership's Form S-11 Registration
           Statement filed with the Securities and Exchange Commission on June 10, 1983. Reference is made to Exhibit 28b to the
           Partnership's Annual Report on Form 10-K filed with the
           Securities and Exchange Commission on May 12, 1988.
  99.3     Compromise Settlement Agreement between S/M Real Estate Fund
           VII, Ltd. and Federal National Mortgage Association, dated
           May 6, 1996. Reference is made to Exhibit 99.1 to the
           Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the Securities and Exchange
           Commission.
  99.4     $5,830,000 Multifamily Note and Addendum, dated May 30,
           1996. Reference is made to Exhibit 99.2 to the Partnership's
           Quarterly Report on Form 10-Q for the quarter ended June 30,
           1996 filed with the Securities and Exchange Commission.
  99.5     $681,142 Subordinate Multifamily Note and Addendum, dated
           May 30, 1996. Reference is made to Exhibit 99.3 to the
           Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the Securities and Exchange
           Commission.
  99.6     $6,400,000 Promissory Note, dated December 3, 1998.
           Reference is made to Exhibit 99.1 to the Partnership's Form
           8-K filed with the Securities and Exchange Commission on
           December 14, 1998.
  99.7     Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
  99.8     Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------


     The Partners


     S/M Real Estate Fund VII, Ltd.:



     We have audited the financial statements of S/M Real Estate Fund VII, Ltd. (a Texas Limited Partnership), as listed in the accompanying index at Item
     8. In connection with our audits of the financial statements, we also have audited the financial statement schedule as listed in the accompanying index at Item 8. These financial statements and the financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.



     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S/M Real Estate Fund VII, Ltd. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



     KPMG LLP



     Dallas, Texas


     February 14, 2003

S/M REAL ESTATE FUND VII, LTD.


----------------------------------------------------------
                                                                                         AT
                                                                                         DECEMBER
                                                                                         31,     AT DECEMBER 31,
BALANCE SHEETS                                                                           2002         2001
----------------------------------------------------------------------------------------------------------------
ASSETS
Real estate, at cost:
  Land                                                                                   $962,216 $       962,216
  Buildings and improvements                                                             7,963,821       7,971,336
                                                                                         -----------------------
                                                                                         8,926,037       8,933,552
  Less accumulated depreciation                                                          (7,104,900)      (6,724,462)
                                                                                         -----------------------
                                                                                         1,821,137       2,209,090
Cash and cash equivalents                                                                259,663         216,234
Cash held in escrow                                                                      82,565           53,049
Restricted cash -- replacement reserve                                                   24,156          106,371
Accounts receivable                                                                      10,133            3,846
Other assets, net                                                                        89,380           57,859
----------------------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                                        $2,287,034 $     2,646,449
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
LIABILITIES AND PARTNERS' DEFICIT
Liabilities:
  First mortgage note payable                                                            $6,148,505 $     6,218,682
  Accounts payable:
     Trade                                                                               21,094           13,470
     Affiliates                                                                          40,665           40,665
  Accrued expenses and other liabilities                                                 43,405           39,991
                                                                                         -----------------------
     Total Liabilities                                                                   6,253,669       6,312,808
                                                                                         -----------------------
Partners' Deficit:
  General Partners                                                                       (126,278)        (123,275)
  Limited Partners (11,080 units outstanding)                                            (3,840,357)      (3,543,084)
                                                                                         -----------------------
     Total Partners' Deficit                                                             (3,966,635)      (3,666,359)
----------------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND PARTNERS' DEFICIT                                             $2,287,034 $     2,646,449
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------



-------------------------------------------------------
STATEMENTS OF PARTNERS' DEFICIT
For the years ended December 31, 2002, 2001 and 2000
                                                           GENERAL       LIMITED
                                                          PARTNERS      PARTNERS         TOTAL
----------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999                             $(118,651)  $(3,085,277)  $(3,203,928)
Net Loss                                                    (2,560)     (253,477)     (256,037)
----------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000                             $(121,211)  $(3,338,754)  $(3,459,965)
Net Loss                                                    (2,064)     (204,330)     (206,394)
----------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001                             $(123,275)  $(3,543,084)  $(3,666,359)
Net Loss                                                    (3,003)     (297,273)     (300,276)
----------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                             $(126,278)  $(3,840,357)  $(3,966,635)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------


See accompanying notes to the financial statements.

S/M REAL ESTATE FUND VII, LTD.


---------------------------------------------------------
STATEMENTS OF OPERATIONS
For the years ended December 31,                              2002         2001         2000
-----------------------------------------------------------------------------------------------
INCOME
Rental                                                     $1,402,338   $1,448,295   $1,380,401
Interest and other                                              6,026       14,478       17,956
                                                           ------------------------------------
  Total Income                                              1,408,364    1,462,773    1,398,357
                                                           ------------------------------------
-----------------------------------------------------------------------------------------------
EXPENSES
Property operating                                            754,234      707,917      704,176
Interest                                                      449,054      453,954      459,758
Depreciation and amortization                                 430,279      432,138      426,124
General and administrative                                     75,073       75,158       64,336
                                                           ------------------------------------
  Total Expenses                                            1,708,640    1,669,167    1,654,394
-----------------------------------------------------------------------------------------------
NET LOSS                                                   $ (300,276)  $ (206,394)  $ (256,037)
===============================================================================================
NET LOSS ALLOCATED:
  To the General Partners                                  $   (3,003)  $   (2,064)  $   (2,560)
  To the Limited Partners                                    (297,273)    (204,330)    (253,477)
-----------------------------------------------------------------------------------------------
                                                           $ (300,276)  $ (206,394)  $ (256,037)
===============================================================================================
NET LOSS PER LIMITED PARTNERSHIP UNIT
(11,080 UNITS OUTSTANDING)                                 $   (26.83)  $   (18.44)  $   (22.88)
===============================================================================================


See accompanying notes to the financial statements.

S/M REAL ESTATE FUND VII, LTD.


----------------------------------------------------------
STATEMENTS OF CASH FLOWS
For the years ended December 31,                              2002        2001        2000
---------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                    $(300,276)  $(206,394)  $(256,037)
Adjustments to reconcile net loss to net cash provided by
operating activities:
  Depreciation and amortization                               430,279     432,138     426,124
  Loss on retirement of assets                                     --          --      28,602
  Increase (decrease) in cash arising from changes in
  operating assets and liabilities:
     Cash held in escrow                                      (29,516)      7,821      (6,505)
     Accounts receivable                                       (6,287)      1,605        (354)
     Other assets                                             (37,634)     (2,151)      1,782
     Accounts payable                                           7,624       6,570     (22,811)
     Accrued expenses and other liabilities                     3,414      (6,626)       (243)
                                                            ---------------------------------
Net cash provided by operating activities                      67,604     232,963     170,558
---------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash -- replacement
  reserve                                                      82,215     (50,750)    (16,207)
Additions to real estate                                      (36,213)    (37,308)   (162,111)
                                                            ---------------------------------
Net cash provided by (used in) investing activities            46,002     (88,058)   (178,318)
---------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES -- Payments of
  principal on first mortgage note payable                    (70,177)    (65,277)    (59,474)
---------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents           43,429      79,628     (67,234)
Cash and cash equivalents, beginning of year                  216,234     136,606     203,840
---------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                      $ 259,663   $ 216,234   $ 136,606
=============================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest                      $ 449,054   $ 453,954   $ 459,758
=============================================================================================
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
Write-off of fully depreciated building improvements        $  43,728   $  10,123   $  18,567
=============================================================================================


See accompanying notes to the financial statements.

NOTES TO THE FINANCIAL STATEMENTS


DECEMBER 31, 2002, 2001, AND 2000



1.ORGANIZATION


S/M Real Estate Fund VII, Ltd. (the "Partnership") (see below) was organized on November 4, 1982 pursuant to the filing of a Certificate of Limited Partnership with the Secretary of State of the State of Texas. The Partnership was formed for the purpose of acquiring existing garden style apartment complexes. The general partners of the Partnership are SM7 Apartment Investors Inc. (see below), a Texas corporation, Murray Realty Investors VII, Inc., a Texas corporation ("Murray") and Crozier Partners VII, Ltd., a Texas limited partnership (collectively referred to as the "General Partners"). The Partnership will continue until January 31, 2012, unless sooner terminated in accordance with the terms of the Partnership Agreement.



On June 16, 1998, DA Group Holdings, Inc., a Delaware corporation ("DA"), and Anterra Property Investors VIII, Inc., a Texas corporation ("Anterra"), entered into a Stock Purchase Agreement (the "Stock Agreement"). Pursuant to the Stock Agreement, Anterra purchased from DA all of the issued and outstanding shares of common stock, $1.00 par value per share, of SM7 Apartment Investors, Inc. Anterra is an affiliate of Anterra Property Investors VII, Inc., which is a general partner of Crozier Partners VII, Ltd.



2. LIQUIDITY


The General Partners currently expect funds from operations to pay all obligations for 2003, including debt service. In the event of any cash flow deficits, it is expected that such deficits will be funded by the Partnership's existing cash balances. However, there can be no assurance that the Partnership will have sufficient cash to fund such deficits.



3. SIGNIFICANT ACCOUNTING POLICIES


BASIS OF ACCOUNTING The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Income is recognized as earned and expenses are recorded as obligations are incurred.



REAL ESTATE INVESTMENT The real estate investment, which consists of land, apartment buildings, building improvements and furniture, fixtures and equipment, is recorded at cost less accumulated depreciation. Cost includes the initial purchase price of the property plus acquisition costs. Depreciation is computed using the straight-line method based on estimated useful lives of the related assets ranging from three to twenty-one years.



IMPAIRMENT OF LONG-LIVED ASSETS The Partnership property is classified as held for use. The Partnership assesses its real estate investment for impairment whenever events or changes in circumstances indicate that the carrying amount of the real estate may not be recoverable. Recoverability of real estate to be held and used is measured by a comparison of the carrying amount of the real estate to future net cash flows (undiscounted and without interest) expected to be generated by the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the real estate exceeds the fair value of the real estate.



NEW ACCOUNTING PRONOUNCEMENTS In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards
(SFAS) No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144), establishing financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001. The implementation of SFAS 144 on January 1, 2002 had no effect on the Partnership's financial position or results of operations.



In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections." The main provisions of this statement address the classification of debt extinguishments and accounting for certain lease transactions. Upon adoption, early extinguishments will not continue to qualify for extraordinary item treatment and the Partnership does not anticipate that the adoption of SFAS No. 145 will have a material impact the Partnership's financial position, net earnings or cash flow.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The main provisions of this statement address the recognition of liabilities associated with an exit or disposal activity. Implementation of this statement is expected to have no impact on the financial statements of the Partnership.



In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34." This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of this Interpretation are applicable to guarantees issued or modified after December 31, 2002. Implementation of these provisions of this statement is expected to have no effect on the Partnership's financial position or results of operations. The disclosure requirements in this Interpretation are effective for interim and annual periods ending after December 15, 2002. The Partnership has no additional items to disclose in connection with this Interpretation.



LEASE REVENUE The Partnership has determined that all leases associated with the rental of space at the investment property are operating leases. Leases on the Partnership's property typically have a term of eighteen months or less.



CASH AND CASH EQUIVALENTS Cash and cash equivalents consist of short-term highly liquid investments which have maturities of three months or less from the date of issuance. The carrying value approximates fair value because of the short maturity of these instruments.



INCOME TAXES The Partnership distributes all profits, losses and other taxable items to the individual partners. No income taxes are reflected in the financial statements of the Partnership since such taxes are the responsibility of the partners rather than the Partnership.



NET LOSS PER LIMITED PARTNERSHIP UNIT Net loss per limited partnership unit is based upon the limited partnership interests outstanding during the year and the net loss allocated to the limited partners (the "Limited Partners").



USE OF ESTIMATES The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.



FAIR VALUE OF FINANCIAL INSTRUMENTS Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107"), requires that the Partnership disclose the estimated fair values of its financial instruments. Fair values generally represent estimates of amounts at which a financial instrument could be exchanged between willing parties in a current transaction other than in forced liquidation.



Fair value estimates are subjective and are dependent on a number of significant assumptions based on management's judgment regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. In addition, FAS 107 allows a wide range of valuation techniques, therefore, comparisons between entities, however similar, may be difficult.



4.PARTNERSHIP AGREEMENT


Pursuant to the terms of the Partnership Agreement, all items of income, gain, loss, deduction and credit are generally allocated 1% to Crozier Partners VII, Ltd. and 99% to the Limited Partners except that: (a) first, income and net gain shall be allocated to the General Partners and the Limited Partners pro rata based on and to the extent of their respective deficit balances in their capital accounts in an amount sufficient to cause the aggregate deficits in the Partners' capital accounts to not exceed the Minimum Gain (as defined), (b) net gain shall then be allocated: (i) to the Limited Partners in an amount sufficient to cause each Limited Partner's capital account to equal its unreturned Original Invested Capital plus any unpaid Preferred Return

(as defined); and (ii) then, to the Limited Partners and the General Partners in the proportion between them of 85% to the Limited Partners and 15% to the General Partners.



Cash distributions from operations, as defined, will be allocated 1% to Crozier Partners VII, Ltd. and 99% to the Limited Partners. Cash distributions from sales or refinancings of property will be allocated 99% to the Limited Partners and 1% to Crozier Partners VII, Ltd. until the Limited Partners have received an amount from cash distributions from sales or refinancings or property equal to their Original Invested Capital plus their Preferred Return (as defined). Next, cash distributions from the sale or refinancing of property will be allocated 1% to Crozier Partners VII, Ltd., and 99% to the Limited Partners and the General Partners in the proportions between them of 85% to the Limited Partners and 15% to the General Partners.



5.REAL ESTATE INVESTMENTS


On July 29, 1983, the Partnership acquired Fifth Avenue Apartments ("Fifth Avenue"), a 198-unit apartment complex located in San Antonio, Texas. As of December 31, 2002 and 2001, Fifth Avenue was 94% and 92% occupied, respectively.



6.MORTGAGE NOTES PAYABLE


Under the terms of the Partnership's loan agreement with General Electric Capital Corporation (the "Loan Agreement"), the Partnership is required to make fixed monthly payments of principal and interest in the amount of $43,269 until maturity on January 1, 2009, at which time the entire outstanding principal balance and accrued interest is due. Interest accrues at an annual fixed interest rate of 7.16%. Under the terms of the Loan Agreement, the Partnership is required to make monthly contributions of $3,905 which are held by the lender pending application for the completion of certain required repairs to the Fifth Avenue property. At December 31, 2002, the balance in this replacement reserve account was $24,156.



The following represents principal payments required under the Loan Agreement subsequent to December 31, 2002:



Year ending December 31,
------------------------
  2003                                             $   75,444
  2004                                                 81,107
  2005                                                 87,195
  2006                                                 93,740
  2007                                                100,776
  2008                                                108,340
  2009                                              5,601,903
                                                   ----------
                                                   $6,148,505
                                                   ==========



Based on the borrowing rates currently available to the Partnership for mortgage loans with similar terms and average maturities, the fair value of long-term debt is $6,382,000 at December 31, 2002. As of December 31, 2001, the long-term debt carrying value approximated fair value.



7.TRANSACTIONS WITH RELATED PARTIES


During the years ended December 31, 2002, 2001 and 2000, the General Partners or their affiliates were reimbursed for Partnership administrative and operating expenses, excluding property and construction management fees, in the amounts of $11,641, $11,681 and $11,050, respectively.



On January 1, 1990, Murray Management Corporation subcontracted Anterra Management Corporation to provide certain administrative and management services with respect to the Partnership. Anterra Management Corporation is a real estate management company and an affiliate of the general partners, and earned property and construction management fees of $56,205, $57,867 and $61,528 for the years ended December 31, 2002, 2001 and 2000, respectively.

8. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)



Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations. Selected quarterly financial data are summarized as follows (dollars in thousands, except per Interest data):



QUARTER ENDED                                                 03/31    06/30    09/30    12/31
----------------------------------------------------------------------------------------------
2002
Total Income                                                 $  357   $  366   $  342   $  343
Net Loss                                                        (56)     (49)     (94)    (101)
Net Loss per Limited Partnership Interest                     (5.04)   (4.38)   (8.38)   (9.02)



Previously presented in the Partnership's Quarterly Report on Form 10-Q for the three months ended September 30, 2002 were a Net Loss of $100,825 and a Net Loss per Limited Partnership Interest of $9.01. These amounts for the three months ended September 30, 2002 have been restated above (dollars in thousands, except per Interest data).



2001
Total Income                                                 $  366   $  360   $  370   $  367
Net Loss                                                        (44)     (42)     (74)     (46)
Net Loss per Limited Partnership Interest                     (3.91)   (3.78)   (6.59)   (4.16)



9. RECONCILIATION OF FINANCIAL STATEMENT NET LOSS AND PARTNERS' DEFICIT TO FEDERAL INCOME TAX BASIS NET INCOME AND PARTNERS' DEFICIT



The following is a reconciliation of the net loss for financial statement purposes to federal income tax basis net income for the years ended December 31, 2002, 2001 and 2000:



                                                                 2002        2001        2000
---------------------------------------------------------------------------------------------
Net loss for financial statements purposes                  $(300,276)  $(206,394)  $(256,037)
Financial statement depreciation over tax basis
  depreciation                                                370,684     381,787     352,422
Federal income tax basis loss on retirement of assets over
  financial statement loss on retirement of assets            (10,927)     (5,311)    (21,430)
Other                                                           2,862      (2,652)      1,486
                                                            ---------------------------------
Federal income tax basis net loss under financial
  statement net loss                                          362,619     373,824     332,478
---------------------------------------------------------------------------------------------
Federal income tax basis net income                         $  62,343   $ 167,430   $  76,441
                                                            ---------------------------------
                                                            ---------------------------------



Reconciliation of financial statement partners' deficit to federal income tax basis partners' deficit for the years ended December 31, 2002, 2001 and 2000:



                                                           2002          2001          2000
-----------------------------------------------------------------------------------------------
Financial statement basis partners' deficit             $(3,966,635)  $(3,666,359)  $(3,459,965)
Current year federal income tax basis net loss under
  financial statement net loss                              362,619       373,824       332,478
Cumulative federal income tax basis net loss over
  financial statement net loss                             (558,996)     (932,820)   (1,265,298)
------------------------------------------------------
Federal income tax basis partners' deficit              $(4,163,012)  $(4,225,355)  $(4,392,785)
                                                        ---------------------------------------
                                                        ---------------------------------------



Because many types of transactions are susceptible to varying interpretations under federal and state income tax laws and regulations, the amounts reported above may be subject to change at a later date upon final determination by the taxing authorities.

SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION


December 31, 2002



                                                        FIFTH AVENUE
OFFICE BUILDINGS:                                         APARTMENTS
-----------------                                    ---------------
Location                                             San Antonio, TX
Date of construction                                            1982
Acquisition date                                                1983
Life on which depreciation in latest income
  statements is computed                                  3-21 years
Encumbrances                                              $6,148,505
Initial cost to Partnership(1):
  Land                                                       962,216
  Building and improvements                                7,512,710
Costs capitalized subsequent to acquisition:
  Land, buildings and improvements                           669,296
Retirements                                                 (218,185)
Gross amount at which carried at close of
  period(2):
  Land                                                     $ 962,216
  Building and improvements                                7,963,821
                                                          $8,926,037
                                                         -----------
                                                         -----------
Accumulated depreciation                                  $7,104,900
                                                         -----------
                                                         -----------



(1) The initial cost to the Partnership represents the original purchase price of the property.



(2) The aggregate cost of real estate at December 31, 2002 and 2001 and 2000, for Federal income tax purposes is $9,134,988, $9,142,503 and $9,115,315, respectively.



A reconciliation of the carrying amount of real estate and accumulated depreciation for the years ended December 31, 2002, 2001, and 2000 follows:



                                                                 2002         2001         2000
-----------------------------------------------------------------------------------------------
REAL ESTATE INVESTMENTS:
Beginning of year                                          $8,933,552   $8,906,367   $8,825,917
Additions                                                      36,213       37,308      162,111
Retirements                                                   (43,728)     (10,123)     (81,661)
                                                           ------------------------------------
End of year                                                $8,926,037   $8,933,552   $8,906,367
                                                           ------------------------------------
                                                           ------------------------------------
ACCUMULATED DEPRECIATION:
Beginning of year                                          $6,724,462   $6,308,560   $5,941,608
Depreciation expense                                          424,166      426,025      420,011
Retirements                                                   (43,728)     (10,123)     (53,059)
                                                           ------------------------------------
End of year                                                $7,104,900   $6,724,462   $6,308,560
                                                           ------------------------------------
                                                           ------------------------------------

                                   APPENDIX C


            FORM OF LISTING AGREEMENT WITH O'BOYLE PROPERTIES, INC.

                            O'BOYLE PROPERTIES, INC.



             Exclusive Right and Authority to Sell (The "Listing")



In consideration of the professional services to be rendered by O'Boyle Properties, Inc. of Dallas, Texas, A Member of Apartment Realty Advisors, licensed real estate broker #026529 ("Agent"), the undersigned ("Seller") hereby employs Agent for a period of approximately six (6) months beginning on the 1st day of November, 2003 and ending at midnight on the 31st day of May, 2004 subject to an extension as provided in Paragraph 4 below to obtain a purchaser ("Buyer") for the following real estate property, together with all improvements thereon, located as follows:



                            FIFTH AVENUE APARTMENTS


                              11530 VANCE JACKSON


                               SAN ANTONIO, TEXAS


                                   198 UNITS



  THE FULL METES AND BOUNDS LEGAL DESCRIPTIONS SHALL BE PROVIDED BY SELLER AND


         SUBSEQUENTLY ATTACHED TO THIS LISTING AGREEMENT AS "EXHIBIT A"



Seller hereby grants to Agent the sole and exclusive right and authority to offer the property (hereinafter "Property") for sale within said time at the price specified below. Agent's authority in connection with services to be performed hereunder shall be limited solely to the solicitation of offers to purchase the Property. Agent is not authorized to accept offers to purchase or to bind Seller in any way in connection with any pending offer to purchase the Property made by a third party or in connection with any possible acceptance by Seller of any such offer. Seller shall only be bound to sell the Property after an offer has been submitted to it and a contract of sale has been duly executed and delivered by Seller under terms acceptable to Seller.



A. LIST PRICE:  $9,200,000



B. TERMS:  Cash-to-note



(1) INSPECTION OF PREMISES: It is agreed that Agent and/or its representatives shall have the right to enter upon the Property and all portions thereof (including exterior and interior) with prospective Buyers at all reasonable times, upon reasonable prior notice to Seller.



(2) ATTORNEY FEES: If either party shall bring an action against the other by reason of the breach of any agreement, covenant, warranty, representation or condition thereof, or otherwise arising out of or under this Listing Agreement, whether for declaratory or other relief, each party shall be responsible for its own legal fees unless the court otherwise awards fees to a party.



(3) COMMISSIONS TO BE PAID: If, during the term of this Listing Agreement, Agent, Seller or anyone else, shall obtain a qualified, ready, willing and able Buyer for the Property at the price and on the terms stated above pursuant to a written offer accepted in writing by Buyer and Seller, or at any other price or terms acceptable to Seller in its sole discretion, then Seller agrees to pay to Agent a commission (the "Commission") as follows:



                      TWO PERCENT (2.0%) OF THE SALE PRICE



Such Commission shall be due and payable in cash at closing and funding however Agent acknowledges that no commission shall be payable if the transaction does not close and fund. During the Term of this Listing, Seller agrees to refer to Agent all inquiries Seller may receive concerning the Property. If within ninety
(90) days following the expiration of the Listing Agreement, Seller closes the transaction with any person who was furnished to Seller either directly or indirectly, including any buyer who submitted an offer or with whom Agent negotiated for such sale or was informed by Agent that the property was for sale, Agent shall be entitled to receive the full Commission.


                                    Page  1
                          Exclusive Listing Agreement

(4) EXTENSION: In the event a purchase agreement is executed by Seller and Buyer for the sale of the Property, and such purchase agreement is terminated by Seller or canceled by mutual agreement of such Seller and Buyer or by breach or default of Buyer, the term of this Listing Agreement shall be extended beyond the Termination Date set forth above by an additional period of time equal to the number of days between the Effective Date of such purchase agreement and the date of termination or cancellation, in any event not to exceed ninety (90) days. The purpose of this extension provision is to allow Agent the opportunity to expose the property to the marketplace the full term contemplated by this Listing Agreement. All other terms of this Listing Agreement shall remain in full force and effect during said extended term, and any other timing requirements under this Listing Agreement shall be likewise extended. The term of this Listing Agreement, including any extension pursuant to this Paragraph 4 shall be referred to as the "Term".



(5) TITLE: Seller represents and warrants to Agent that fee simple title to the Property is fully vested in Seller, subject to all matters of record, that Seller is duly authorized and empowered (either in Seller's individual capacity or on behalf of others) to execute this Listing, and any subsequent Purchase Agreement, and that execution hereof will not result in any breach of, or constitute a default under, any contract or other agreement to which Seller is a party. Agent acknowledges and agrees that Seller shall not be obligated to close a sale with a Buyer except as Seller may desire and that each term of any contract of sale is subject to Seller's approval, in its sole and absolute discretion.



(6) DUE DILIGENCE: Agent agrees to use due diligence and best efforts in attempting to sell the Property.



(7) MARKETING: In its efforts to best represent Seller, Agent agrees to cooperate with other licensed real estate brokers. Agent shall endeavor with responsible effort to find Purchaser for said real estate on the terms herein set forth. Subject to Seller's approval, Agent may take reasonable appropriate and customary actions within his discretion to sell the Property, including advertising the Property. Seller shall refer to Agent all inquiries on the Property and Agent will keep Seller timely informed of all negotiations on the Property.



(8) COSTS: All costs associated with this Listing shall be the sole responsibility of Agent in the event that the transaction closes. In the event that a transaction hereunder does not close for any reason, all marketing and distribution costs of Agent, except for travel, telephone and facsimile use, shall be reimbursed by Seller to Agent (up to a maximum of TWELVE THOUSAND DOLLARS ($12,000.00) at the expiration of the term of this Listing Agreement.



(9) THIRD PARTY BROKERAGE: Agent will encourage third party broker participation in the marketing process. In the event that the Buyer is represented by a third party broker, third party broker shall seek compensation by Buyer.



(10) ADDENDA: Any addendum attached hereto and either signed or initialed by the parties shall be deemed a part hereof. This Listing Agreement, including Addenda if any, expresses the entire agreement of the parties. There are no other understandings, oral or written, which in any manner alter or enlarge its terms. This Listing Agreement supersedes any or all agreements between the parties hereto regarding the Property which are prior in time to the Listing Agreement.


                                    Page  2
                          Exclusive Listing Agreement

WE, THE UNDERSIGNED, HAVE READ THIS DOCUMENT, UNDERSTAND THE SAME AND AGREE TO THE ABOVE TERMS AND CONDITIONS, AND ACKNOWLEDGE RECEIPT THEREOF. THIS DOCUMENT CONSTITUTES A LEGAL CONTRACT AND, BEFORE EXECUTION HEREIN, IT IS RECOMMENDED THAT SELLER HAVE THIS DOCUMENT REVIEWED BY AN ATTORNEY OF SELLER'S SELECTION.



ACCEPTED THIS -------- DAY OF ---------------- , 2003.



AGENT:                                          SELLER:

O'Boyle Properties, Inc.                        ---------------------------------------------
                                                BY:
                                                ---------------------------------------------
                                                ITS:
                                                ---------------------------------------------
BY:
---------------------------------------------
    Brian J. O'Boyle                            BY:
                                                ---------------------------------------------

ITS: Managing Broker                            ITS:
                                                ---------------------------------------------


                                    Page  3
                          Exclusive Listing Agreement

                                   APPENDIX D

        PROPOSED AMENDMENTS TO THE CERTIFICATE AND AGREEMENT OF LIMITED
                            PARTNERSHIP, AS AMENDED

     RESOLVED, that the Agreement of Limited Partnership of the Partnership, as amended, be further amended by adding the following sentence to the end of
Section 10.10 thereof:


     As of October 23, 2003, the Investment Committee shall be disbanded and have no further duties or obligations, and its approval shall thereafter no longer be required.



     RESOLVED, that the Agreement of Limited Partnership of the Partnership, as amended, be further amended by amending Article IX, Section 9.2(a), so that it provides as follows:



     (a) First, all Cash Distributions from Sales or Refinancings shall be allocated 93% to the Limited Partners, 1% to Crozier Partners VII, Ltd., and 6% to SM7 Apartment Investors, Inc., until the Limited Partners have been returned their Original Invested Capital from Cash Distributions from Sales or Refinancings, plus their Preferred Return, from either Cash Distributions from Operations or Cash Distributions from Sales or Refinancings.

                         S/M REAL ESTATE FUND VII, LTD.

                                      PROXY


                   PROXY SOLICITED BY THE GENERAL PARTNERS FOR
                 SPECIAL MEETING TO BE HELD ON OCTOBER 23, 2003



The undersigned hereby appoints Richard Hoffmann, Lynn Maynard or Sandy Robison, and each of them, jointly and severally, as the undersigned's proxy or proxies, with full power of substitution, to vote all limited partnership interests of S/M Real Estate Fund VII, Ltd. which the undersigned is entitled to vote at the Special Meeting of the limited partners to be held at 2200 Ross Avenue, Suite 2200, Dallas, Texas on October 23, 2003 at 10:00 a.m., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth below, revoking any proxy or proxies heretofore given.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.



      (Continued, and to be marked, dated and signed, on the other side.)

                            o FOLD AND DETACH HERE o

                                                              [See Reverse Side]

INSTRUCTIONS FOR VOTING YOUR PROXY

We are now offering stockholders three alternative ways of voting this proxy:

o BY TELEPHONE (Using a touch-tone telephone) o THROUGH THE INTERNET (using a browser) o BY MAIL (traditional method)

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING Available only until 5:00 p.m. Eastern Time on October 22, 2003

o        This method of voting is available to residents of the U.S. and Canada

o On a touch-tone telephone, call TOLL FREE 1-877-450-9556, 24 hours a day, 7 days a week

o        You will be asked to enter ONLY the CONTROL NUMBER shown below

o        Have your proxy card ready, then follow the prerecorded instructions

o        Your vote will be confirmed and cast as you directed

INTERNET VOTING Available only until 5:00 p.m., Eastern Time on October 22, 2003

o        Visit the Internet voting Website at http://proxy.georgeson.com

o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen

o        You will incur only your usual Internet charges

VOTING BY MAIL

o Simply mark, sign and date your proxy card and return it in the postage-paid envelope

o IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                      --------------                  --------------
                      COMPANY NUMBER                  CONTROL NUMBER
                      --------------                  --------------

                                                     Please mark your
                                                     votes as indicated in  [X]
                                                     this example.

THE GENERAL PARTNERS RECOMMEND A VOTE FOR EACH OF PROPOSALS 1 AND 2.
EACH OF THE PROPOSALS IS CONDITIONED ON THE APPROVAL OF THE OTHER PROPOSAL.


1. Proposal 1: Approval of the proposed sale of the partnership's final property, Fifth Avenue Apartments, on the terms described in the accompanying proxy statement, which would result in the sale of all of the partnership's assets, and the amendments to the partnership agreement to disband the Investment Committee and to change the allocation of cash distributions from sales or refinancing among limited partners and general partners.


                     [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

2. Proposal 2: Approval of the subsequent dissolution and liquidation of the partnership.

                     [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                    Date                                       /
                                        ----------------------------------------
                                                                       Signature

                                                      Signature, If Jointly Held


                                    If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE